UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
SCHEDULE 14A
(RULE 14a-101)
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.                     )
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Filed by a Party other than the Registrant ☐
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☐	Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2)).

☐	Definitive Proxy Statement.

☐	Definitive Additional Materials.

☐	Soliciting Material Pursuant to § 240.14a-12.
MILLENNIUM CELL INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant): not applicable
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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 17, 2008
PROXY STATEMENT 2008 ANNUAL MEETING OF STOCKHOLDERS
SOLICITATION, VOTING AND REVOCABILITY OF PROXIES
ABOUT THE MEETING
ELECTION OF DIRECTORS
CORPORATE GOVERNANCE
SUMMARY COMPENSATION TABLE
OUTSTANDING EQUITY AWARDS AT 2007 FISCAL YEAR-END
NARRATIVE DISCLOSURE TO SUMMARY COMPENSATION TABLE AND ADDITIONAL NARRATIVE DISCLOSURE
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
RATIFICATION OF THE APPOINTMENT OF THE COMPANY’S INDEPENDENT PUBLIC ACCOUNTANTS
INCREASE OF NUMBER OF SHARES ISSUABLE UNDER OUR STOCK OPTION PLAN
FEDERAL INCOME TAX CONSEQUENCES
HOUSEHOLDING OF PROXY MATERIALS
Appendix A
Appendix B
Appendix C

MILLENNIUM CELL INC.
ONE INDUSTRIAL WAY WEST
EATONTOWN, NEW JERSEY 07724
(732) 542-4000
March 19, 2008
To Our Stockholders:
     On behalf of the Board of Directors (the “Board of Directors”) of Millennium Cell Inc. (the “Company”), it is my pleasure to invite you to the 2008 annual meeting of stockholders (the “Annual Meeting”). The Annual Meeting will be held on Thursday, April 17, 2008 at 9:00 a.m., local time, at the Sheraton Eatontown Hotel at Six Industrial Way East, Eatontown, New Jersey 07724.
     The Annual Meeting has been called for the following purposes: (1) to elect eight directors to serve on the Board of Directors, each for a one-year term; (2) to ratify the Board of Directors’ appointment of Ernst & Young LLP as the Company’s independent public accountants for the 2008 fiscal year; (3) to approve an amendment to our Certificate of Incorporation, as amended to be implemented by the Board of Directors at any time prior to the first anniversary of the Annual Meeting which will: (i) effect a reverse stock split of the Company’s outstanding common stock, par value $0.001 (the “Common Stock”), at a ratio of not less than one-for-five and not greater than one-for-twenty, with the exact ratio to be set at a whole number within this range to be determined by the Board of Directors in its discretion, and (ii) to reduce the number of authorized shares of Common Stock from 120,000,000 to 70,000,000 shares; (4) to amend and restate our Amended and Restated 2000 Stock Option Plan to increase the number of shares of Common Stock issuable thereunder from 8,500,000 to 13,500,000 shares; and (5) to transact such other business as may properly come before the Annual Meeting or any adjournment thereof, all as more fully described in the accompanying Proxy Statement.
     The Board of Directors has approved the matters being submitted by the Company for stockholder approval at the Annual Meeting and recommends that stockholders vote “FOR” such proposals. It is important that your votes be represented at the Annual Meeting. Whether or not you plan to attend the Annual Meeting, please vote your shares electronically on the Internet or by telephone, or complete, sign and date the enclosed proxy card and promptly return it in the postage prepaid envelope.

Sincerely,

G. Chris Andersen
Chairman, Board of Directors

MILLENNIUM CELL INC.
ONE INDUSTRIAL WAY WEST
EATONTOWN, NEW JERSEY 07724
(732) 542-4000
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON APRIL 17, 2008
     NOTICE IS HEREBY GIVEN that the 2008 annual meeting of stockholders (the “Annual Meeting”) of Millennium Cell Inc., a Delaware corporation (the “Company”), will be held on Thursday, April 17, 2008, at 9:00 a.m., local time, at the Sheraton Eatontown Hotel at Six Industrial Way East, Eatontown, New Jersey 07724, for the purpose of considering and voting upon the following matters:
1.	the election of eight directors to serve on the Board of Directors of the Company (the “Board of Directors”), each for a one-year term and until their respective successors are elected;

2.	the ratification of the Board of Directors’ appointment of Ernst & Young LLP as the Company’s independent public accountants for the 2008 fiscal year;

3.	approval of an amendment to the Company’s Certificate of Incorporation, as amended, to be implemented by the Board of Directors at any time prior to the first anniversary of the Annual Meeting which will: (i) effect a reverse stock split of the Company’s outstanding common stock, par value $0.001 (the “Common Stock”) at a ratio of not less than one-for-five and not greater than one-for-twenty, with the exact ratio to be set at a whole number within this range to be determined by the Board of Directors in its discretion, and (ii) reduce the number of authorized shares of Common Stock from 120,000,000 to 70,000,000 shares;

4.	the approval of an amendment and restatement of our Amended and Restated 2000 Stock Option Plan which will increase the number of shares of Common Stock issuable thereunder from 8,500,000 to 13,500,000 shares; and

5.	to transact such other business as may properly come before the Annual Meeting or any adjournment thereof.
     The foregoing items of business are more fully described in the Proxy Statement accompanying this notice. Pursuant to the Company’s Bylaws, the Board of Directors has fixed February 22, 2008, as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and at all adjournments thereof. Only stockholders of record at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. A list of all stockholders entitled to vote at the Annual Meeting will be open for examination by any stockholder for any purpose germane to the Annual Meeting during ordinary business hours for a period of 10 days before the Annual Meeting at the offices of the Company located at One Industrial Way West, Eatontown, New Jersey 07724.

By Order of the Board of Directors

Sincerely,

John D. Giolli
Chief Financial Officer and Secretary
Eatontown, New Jersey
March 19, 2008

     WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE PREPAID ENVELOPE. YOU MAY, IF YOU WISH, REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE TIME IT IS VOTED BY FILING WITH THE SECRETARY OF THE COMPANY A WRITTEN REVOCATION OR A DULY EXECUTED PROXY BEARING A LATER DATE OR BY ATTENDING THE ANNUAL MEETING AND VOTING IN PERSON.

PRELIMINARY COPY
MILLENNIUM CELL INC.
ONE INDUSTRIAL WAY WEST
EATONTOWN, NEW JERSEY 07724
(732) 542-4000
PROXY STATEMENT
2008 ANNUAL MEETING OF STOCKHOLDERS
April 17, 2008
SOLICITATION, VOTING AND REVOCABILITY OF PROXIES
     This Proxy Statement and the accompanying proxy card are furnished to stockholders of Millennium Cell Inc., a Delaware corporation (the “Company”), in connection with the solicitation by the Company’s Board of Directors (the “Board of Directors” or the “Board”) of proxies to be used at the 2008 annual meeting of stockholders (the “Annual Meeting”), to be held on Thursday, April 17, 2008, at 9:00 a.m., local time, at the Sheraton Eatontown Hotel at Six Industrial Way East, Eatontown, New Jersey 07724, and at any adjournments thereof. This Proxy Statement, the Notice of Annual Meeting of Stockholders, the proxy card and the Company’s Annual Report to Stockholders are first being mailed to stockholders on or about March 19, 2008.
ABOUT THE MEETING
WHAT IS THE PURPOSE OF THE ANNUAL MEETING?
     At the Annual Meeting, stockholders will act upon the matters outlined in the accompanying notice of meeting, including the election of directors, the ratification of the appointment of the Company’s independent accountants, the approval of an amendment and restatement of the Certificate of Incorporation, as amended (the “Certificate of Incorporation”) to effect a reverse stock split and to reduce the number of authorized shares of the Company’s common stock, par value $0.001 per share (“Common Stock”) and to approve an amendment to the Company’s Amended and Restated 2000 Stock Option Plan (the “Stock Option Plan”) which will increase the number of shares of Common Stock issuable thereunder. In addition, management will report on the performance of the Company during the 2007 fiscal year and respond to appropriate questions from stockholders.
WHO IS ENTITLED TO VOTE?
     Only holders of record of the Company’s outstanding common stock, par value $0.001 per share (“Common Stock”), Series A2-1 Convertible Preferred Stock, par value $0.001 per share (“Series A2-1 Preferred Stock”), Series A2-2 Convertible Preferred Stock, par value $0.001 per share (“Series A2-2 Preferred Stock”), and Series B-1 Convertible Preferred Stock, par value $0.001 per share (“Series B-1 Preferred Stock”, and together with the Series A2-1 Preferred Stock, and the Series A2-2 Preferred Stock, the “Preferred Stock”), in each case as of the close of business on February 22, 2008 (the “Record Date”), are entitled to receive notice of the Annual Meeting and to vote at the Annual Meeting or any postponement or adjournment of that meeting. Holders of outstanding shares of Common Stock as of the close of business on the Record Date will be entitled to cast one vote for each share of Common Stock held. Holders of outstanding shares of Preferred Stock as of the close of business on the Record Date, are entitled to cast 10 votes per share of Preferred Stock held. Stockholders’ votes will be tabulated by persons appointed by the Board to act as inspectors of election for the Annual Meeting.
     Please note that if you hold your shares in “street name” (that is, through a broker or other nominee), you will need to obtain a proxy from your broker or nominee to personally vote at the Annual Meeting.
     As of the Record Date, there were 74,142,825 shares of Common Stock outstanding, 138,150 shares of Series A2-1 Preferred Stock outstanding, 113,746 shares of Series A2-2 Preferred Stock outstanding, and 71,429 shares of Series B-1 Preferred Stock outstanding.
WHAT CONSTITUTES A QUORUM?
     The presence at the Annual Meeting, in person or by proxy, of holders of shares constituting of a majority of the votes underlying the outstanding shares of Common Stock, Series A2-1 Preferred Stock, Series A2-2 Preferred Stock, and the Series B-1

Preferred Stock, together as a single class as of the Record Date, will constitute a quorum permitting the conduct of business at the Annual Meeting. As of the Record Date, there was (i) an aggregate of 74,142,825 votes underlying the 74,142,825 outstanding shares of Common Stock, (ii) an aggregate of 1,381,500 votes underlying the 138,150 outstanding shares of Series A2-1 Preferred Stock, (iii) an aggregate of 1,137,460 votes underlying the 113,746 outstanding shares of Series A2-2 Preferred Stock, and (iv) an aggregate of 714,290 votes underlying the 71,429 outstanding shares of Series B-1 Preferred Stock. Thus, the presence of holders of shares with at least 38,688,038 of such votes will be required to establish a quorum. Votes for and against, proxies received but marked as abstentions, and broker non-votes will each be included in the calculation of the number of votes considered to be present at the Annual Meeting for purposes of determining the presence of a quorum. A “broker non-vote” occurs when a broker or other nominee indicates on the proxy card that it does not have discretionary authority to vote on, and has not received instructions with respect to, a particular matter.
HOW DO I VOTE?
     If you complete and properly sign the accompanying proxy card and return it to the Company, it will be voted as directed on such proxy card. If your shares are held in “street name,” you may be able to vote by telephone or electronically through the Internet by following the voting instructions in the materials accompanying this Proxy Statement. The deadline for voting by telephone or electronically is 11:59 p.m. eastern standard time on April 16, 2008.
     If you are a registered stockholder and attend the Annual Meeting, you may deliver your completed proxy card in person. “Street name” stockholders who wish to vote at the Annual Meeting will need to obtain a proxy from the institution that holds their shares.
CAN I CHANGE MY VOTE AFTER I RETURN MY PROXY CARD?
     Yes. Even after you have submitted your proxy, you may revoke your proxy or change your vote at any time before the proxy is exercised by filing with the Secretary of the Company either a notice of revocation or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if you attend the Annual Meeting in person and so request, although attendance at the Annual Meeting will not by itself revoke a previously granted proxy.
HOW ARE SHARES HELD IN THE COMPANY’S 401(K) PLAN VOTED?
     Shares held in the Company’s 401(k) Plan are voted by the Plan’s Trustee.
WHAT ARE THE BOARD’S RECOMMENDATIONS?
     Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board of Directors. The Board’s recommendation is set forth below, together with the description of each item in this Proxy Statement. The Board recommends a vote:
•	for Proposal 1, the election of the nominated slate of eight directors (see page 3);

•	for Proposal 2, the ratification of the appointment of Ernst & Young LLP as the Company’s independent accountants for the 2008 fiscal year (see page 22);

•	for Proposal 3, the approval of an amendment to the Certificate of Incorporation to be implemented by the Board of Directors at any time prior to the first anniversary of the Annual Meeting which will: (i) effect a reverse stock split of the Company’s outstanding Common Stock at a ratio of not less than one-for-five and not greater than one-for-twenty, with the exact ratio to be set at a whole number within this range to be determined by the Board of Directors in its discretion, and (ii) to reduce the number of authorized shares of Common Stock from 120,000,000 to 70,000,000 shares (see page 24); and

•	for Proposal 4, the approval of an amendment and restatement of the Company’s Stock Option Plan which will increase the number of shares of Common Stock issuable thereunder from 8,500,000 shares to 13,500,000 shares (see page 29).
     With respect to any other matter that properly comes before the Annual Meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion.

WHAT VOTE IS REQUIRED TO APPROVE EACH ITEM?
     PROPOSAL 1. The affirmative vote of a plurality of the votes cast at the Annual Meeting is required for the election of directors. A properly executed proxy marked “WITHHOLD AUTHORITY” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum. Abstentions and broker non-votes will have no legal effect on the election of directors but will be counted for purposes of determining whether there is a quorum. The Company’s Certificate of Incorporation, as amended, does not provide for cumulative voting in the election of directors.
     PROPOSAL 2. The affirmative vote of the holders of a majority of the outstanding shares of the Company’s voting stock entitled to vote thereon will be required to approve an amendment to the Certificate of Incorporation to be implemented by the Board of Directors at any time prior to the first anniversary of the Annual Meeting which will: (i) effect a reverse stock split of the Company’s outstanding Common Stock at a ratio of not less than one-for-five and not greater than one-for-twenty, with the exact ratio to be set at a whole number within this range to be determined by the Board of Directors in its discretion, and (ii) to reduce the number of authorized shares of the Common Stock from 120,000,000 to 70,000,000 shares (together, the “Reverse Split”). Accordingly, abstentions and Broker non-votes will have the same legal effect as a negative vote on these proposals.
     PROPOSALS 3 and 4. For (i) the ratification of the Company’s independent accountants, (ii) to approve an amendment and restatement of the Company’s Stock Option Plan which will increase the number of shares of Common Stock issuable thereunder from 8,500,000 to 13,500,000 shares, and (iii) the approval of any other matter that properly comes before the Annual Meeting, the affirmative vote of holders of a majority of the outstanding shares of the Company’s voting stock represented in person or by proxy at the Annual Meeting and entitled to vote on such matters will be required. Abstentions will not be voted for any such matter. Accordingly, abstentions will have the same legal effect as a negative vote on these proposals. Broker non-votes will not be counted in determining the number of shares necessary for approval.
WHY IS THE COMPANY SEEKING STOCKHOLDER APPROVAL FOR PROPOSAL 3?
     The Board of Directors believes it is in the best interests of the Company for the stockholders to approve the Reverse Split because, first, it believes the Nasdaq Capital Market is the preferred listing market for the Common Stock, and second, the Board believes that an increased stock price may encourage investor interest and improve the marketability of the Common Stock to a broader range of investors, and thus improve liquidity.
     The Common Stock is currently listed on the Nasdaq Capital Market. To maintain the continued listing of the Common Stock on the Nasdaq Capital Market, the Company is required to satisfy certain listing standards promulgated by The Nasdaq Stock Market. Such standards require, among other things, that the closing bid price of the Common Stock not be less than $1.00 per share for 30 consecutive trading days. If a delisting from the Nasdaq Capital Market were to occur, the Common Stock would trade on the OTC Bulletin Board or in the “pink sheets.” The Company is currently out of compliance with this minimum bid price requirement. To regain compliance the closing bid price of the Common Stock must be greater than $1.00 per share for 10 consecutive days.
     The Board of Directors believes that these alternative markets have significantly lower trading volume and are much less efficient than the Nasdaq Capital Market and, as such, trading on such markets may negatively impact the liquidity of the Common Stock and the Company’s ability to obtain future financing on favorable terms. The Board further believes that an increased stock price that would likely result from the implentation of a Reverse Split may encourage investor interest and improve the marketability of the Common Stock to a broader range of investors, and thus improve liquidity.
     Accordingly, the Company is seeking stockholder approval of Proposal 3.
WHY IS THE COMPANY SEEKING STOCKHOLDER APPROVAL FOR PROPOSAL 4?
     The Board of Directors believes that the proposed increase in the number of shares reserved for issuance under the Stock Option Plan is essential to permit the Company’s management to implement an employee retention plan (the “Retention Plan”) and to continue to provide stock-based incentive compensation to present and future key employees.
     On February 27, 2008, the Company’s Board of Directors authorized the Company to implement the Retention Plan based upon certain specified guidelines. Under the Retention Plan, named executive officers will be awarded Restricted Shares (as such term is defined in the Stock Option Plan) that will vest at year end 2008. All other employees of the Company shall be awarded Stock Bonus Awards (as such term is defined in the Stock Option Plan), at year end 2008. The total grant pool under the Retention Plan is 4,025,000 shares of Common stock. All officers and employees of the Company shall be entitled to participate in the Retention Plan.
     Accordingly, the Company is seeking stockholder approval of Proposal 4.
WHO WILL BEAR THE COSTS OF SOLICITING PROXIES FOR THE ANNUAL MEETING?
     The cost of soliciting proxies for the Annual Meeting will be borne by the Company. We have engaged The Proxy Advisory Group, LLC, to assist in the solicitation of proxies and provide related advice and informational support, for a services fee and the reimbursement of customary disbursements that are not expected to exceed $10,000 in the aggregate. Following the mailing of proxy solicitation materials, proxies may be solicited personally or by telephone, by officers and employees of the Company who will not receive any additional compensation for their services. Proxies and proxy materials will also be distributed at the expense of the Company by brokers, nominees, custodians and other similar parties.
     If the enclosed form of proxy is properly executed and returned to the Company in a timely manner to be voted at the Annual Meeting, the shares represented thereby will be voted in accordance with instructions marked thereon. Executed but unmarked proxies will be voted “FOR” Proposal 1 — to elect the Board of Directors’ eight nominees for Director, “FOR” Proposal 2 — to ratify the Board of Directors’ appointment of Ernst & Young LLP as the Company’s independent public accountants for the 2008 fiscal year, “FOR” Proposal 3 — to approve an amendment to the Certificate of Incorporation which will: (i) effect a reverse stock split of the Company’s outstanding Common Stock at a ratio of not less than one-for-five and not greater than one-for-twenty, with the exact ratio to be set at a whole number within this range to be determined by the Board of Directors in its discretion, and (ii) to reduce the number of authorized shares of Common Stock from 120,000,000 to 70,000,000 shares, and “FOR” Proposal 4 — to approve an amendment to the Stock Option Plan which will increase the number of shares of Common Stock issuable thereunder from 8,500,000 shares to 13,500,000 shares of Common Stock. If any other matters properly come before the Annual Meeting, the persons named in the accompanying proxy will vote the shares represented by such proxies on such matters in accordance with their best judgment.
THE BOARD OF DIRECTORS RECOMMENDS
THAT STOCKHOLDERS VOTE
“FOR”
THE APPROVAL OF THE PROPOSALS SET FORTH
IN THIS PROXY STATEMENT.
ELECTION OF DIRECTORS
(PROPOSAL 1)
     The Company’s Bylaws provide that the Board of Directors shall consist of not fewer than one director nor more than 11 directors and that the number of directors, within such limits, shall be voted upon by the stockholders at each Annual Meeting. The Board of Directors currently consists of nine directors, each serving a term that expires on the date of the Annual Meeting. The Board of Directors has nominated the following eight candidates for election as directors at the Annual Meeting: G. Chris Andersen, Kenneth R. Baker, Adam P. Briggs, L. J. Evans, Jr., Peter A. McGuigan, Zoltan Merszei, H. David Ramm, and James L. Rawlings. Proxies may not be voted for more than eight directors at the Annual Meeting. Messrs. Alexander MacLachlan and Hideo Ito are not standing for reelection as directors at the Annual Meeting.

     The Board has decided to nominate eight candidates for election as directors at the Annual meeting, which, if elected, will represent a reduction in the size of the Board by one director (from nine to eight). The Board believes that such a reduction of its board size will result in administrative, compensation, and practical cost savings.
     On February 27, 2008, Mr. G. Chris Andersen resigned as Chairman of the Board of Directors and as Chairman of the Executive Committee effective as of the date of the Annual Meeting. Mr. Andersen has indicated to the Company that, if elected, he intends to continue to serve on the Board of Directors and as a Member of the Executive Committee for the foreseeable future.
     On February 27, 2008, Mr. H. David Ramm resigned as Chief Executive Officer of the Company effective as of the date of the Annual Meeting. Also on February 27, 2008, the Board of Directors elected Mr. Ramm to serve as Chairman of the Board of Directors effective as of the date of Annual Meeting (provided that Mr. Ramm is re-elected to the Board at such meeting).
     On February 27, 2008, the Board appointed Mr. Adam P. Briggs, the Company’s President, to the position of Chief Executive Officer of the Company to fill the vacancy that will be created upon Mr. Ramm’s resignation as Chief Executive Officer, effective as of the date of the Annual Meeting. In connection with such appointment, and consistent with the Company’s prior practice, the Governance and Nominating Committee nominated Mr. Briggs to stand as a candidate for election as director at the Annual Meeting and selected Mr. Briggs to become a member of the Executive Committee, effective upon his election to the Board at the Annual Meeting. Mr. Briggs will retain the title of President upon his becoming Chief Executive Officer.
     Unless otherwise specified on the proxy, it is the intention of the persons named in the proxy to vote the shares represented by each properly executed proxy for the election as directors of Messrs. Andersen, Baker, Briggs, Evans, McGuigan, Merszei, Ramm and Rawlings. Proxies cannot be voted for a greater number of persons than the number of nominees named. The Board of Directors believes that such nominees will stand for election and will serve if elected as directors. However, if any person nominated by the Board of Directors fails to stand for election or is unable to accept election, the proxies will be voted for the election of such other person or persons as the persons named in the accompanying proxy shall determine in accordance with their best judgment. Pursuant to the Company’s Bylaws, directors are elected by plurality vote. The Certificate of Incorporation does not provide for cumulative voting in the election of directors.
THE BOARD OF DIRECTORS RECOMMENDS
THAT THE STOCKHOLDERS VOTE
“FOR”
THE ELECTION OF ITS NOMINEES FOR DIRECTORS.

INFORMATION AS TO DIRECTOR NOMINEES AND EXECUTIVE OFFICERS

NAME	AGE	POSITION
DIRECTORS
G. Chris Andersen	69	Chairman of the Board of Directors
Kenneth R. Baker	60	Director
Adam P. Briggs	46	Director Nominee, President
L.J. Evans, Jr.	61	Director
Peter A. McGuigan	48	Director
Zoltan Merszei	85	Director
H. David Ramm	56	Director and Chief Executive Officer
James L. Rawlings	63	Director

EXECUTIVE OFFICERS
John V. Battaglini	42	Vice President of Sales, Marketing and Product Management
John D. Giolli	36	Chief Financial Officer and Corporate Secretary
Rex E. Luzader	59	Vice President of Government Relations
George C. Zalepa	52	Vice President of Administration
Dr. Richard M. Mohring	36	Chief Technology Officer
     Directors are elected to serve for one year or until their successors are elected and qualified or until their earlier resignation or removal. All directors are elected annually at the annual meeting of stockholders and all executive officers serve at the pleasure of the Board.
DIRECTORS STANDING FOR ELECTION
     G. CHRIS ANDERSEN has served as the Chairman of the Company’s Board of Directors since April 2000. Mr. Andersen is a partner of G.C. Andersen Partners, LLC, a merchant-banking firm. From 1990 to 1995, Mr. Andersen was Vice Chairman of PaineWebber Incorporated. Previously, Mr. Andersen was a managing director for 15 years at Drexel Burnham Lambert, Incorporated, and a member of its Board of Directors. He is currently a director of TEREX Corporation, a manufacturer of mining, lifting and construction equipment. He is also a Director and member of the Executive Committee of Junior Achievement of New York, Inc.
     KENNETH R. BAKER has served on the Company’s Board of Directors since July 2000. Mr. Baker has served as president, chief executive officer and a member of the board of trustees of Altarum (formerly the Environmental Research Institute of Michigan) from November 1999, until June 2007. From 1969 to 1999, Mr. Baker served in various executive positions with General Motors Corporation, including vice president and general manager of the GM Distributed Energy Business Unit, vice president and general manager of GM Research and Development and program manager of GM Electric Vehicles. Following his retirement in February 1999, Mr. Baker served as vice chairman and chief operating officer of Energy Conversion Devices, Inc. Mr. Baker also serves on the Board of Directors of AeroVironment, Inc., ENER1, Inc. and the National Coalition for Advanced Manufacturing (NACFAM); the Michigan Council for Labor & Economic Growth, and the Advisory Board of the Automotive Research Center of the University of Michigan.
     ADAM P. BRIGGS has served as the Company’s President since April 2005. In this role he has responsibility for the company’s Sales, Marketing, Product Development, Research, Finance and Administration. From December 2004 to April 2005 he held the position of Senior Vice President. From June 2004 to December 2004 he held the position of Vice President of Product Development. From August 2003 to June 2004 he served the company as Vice President of Product Management. From December 2001 to August 2003 he held the position of Vice President of Business Development for Distributed Generation. From February 2001 to December 2001, Mr. Briggs served as the Company’s Vice President of Business Development and Portable Power. Mr. Briggs was employed at The Gillette Company and Duracell Inc. from 1984 to 2001, where he was most recently Vice President — Strategic OEM (Original Equipment Manufacturer) Sales and Consulting Group in the Global Business Management Group. Prior positions include Director of Global Strategic Account Management; Program Director — Alkaline; Director of OEM Sales and Marketing — Asia; Leader, Design Win Management Team — Far East and OEM Marketing Director — Far East. Mr. Briggs received his B.A. in physics from Bowdoin College.
     L.J. EVANS, Jr. has served on the Company’s Board of Directors since December 2006. Mr. Evans is Principal and Chief Executive Officer of the SFI Financial Group. He is a former Chairman of the White House Cabinet Council on Technology Commercialization, a former Member of National Research Council Applications Board and he is a former Director of NASA Commercial Technology. Mr. Evans is Vice Chairman of the Board of Altarum (formerly the Environmental Research Institute of Michigan), Board Member of Knowledge Vector (a homeland security company), Solutions Design Group (an airport/seaport project management company), SafeLife Corp. (a biotech/medical device company), Terra Card Services (an international remittance company), and Ex-RAD (a radiation ameliorator company); and a former Board Chairman of EOTech (an optics sighting company) and ART Inc. (an advanced materials company). He also was a former Senior Executive at the Nuclear Regulatory Commission. He holds a B.A. in Economics from Colby College and a J.D. from Cornell University.
     PETER A. MCGUIGAN has served on the Company’s Board of Directors since March 2004. Mr. McGuigan has served as managing shareholder of McGuigan Tombs & Company, CPA since founding the firm in March 1990. Mr. McGuigan has served on various AICPA and NJSCPA sponsored tax and accounting committees since obtaining his CPA certification in May 1984. From 1982 through 1990, Mr. McGuigan held both audit and tax supervisory positions for both international and medium-sized public accounting firms.
     ZOLTAN MERSZEI has served on the Company’s Board of Directors since May 2000. He retired from The Dow Chemical Company in 1979 as the company’s President, Chairman and Chief Executive Officer, culminating a career there of over thirty years. During his tenure, Dow became the most profitable chemical company in the world. Prior to moving to Switzerland for Dow to serve as President and CEO of Dow Chemical Europe, he initiated the company’s business in Japan, as well as Latin America, pioneering Dow’s entry into the chemical business outside North America. He established Zurich, Switzerland as Dow’s first foreign headquarters, while initiating manufacturing operations in several countries. He founded Dow Banking Corporation in Zurich. Following his retirement from Dow he held a number of senior positions, including President and Vice Chairman of the Board of Directors within the Occidental Petroleum Corporation, as well as holding directorships in some of the most well respected corporations in North America and Europe.
     H. DAVID RAMM has served on the Company’s Board of Directors since June 2000 and as its CEO since March, 2004. Mr. Ramm is a principal of DKRW Energy, L.L.C., a Houston, Texas based energy project development firm that is active in wind energy, LNG regasification and pipeline development and coal-to-liquids technology. He was formerly the president, chief executive officer and a director of Integrated Electrical Services, the largest electrical contracting firm in the U.S. From 1997 to March 2000 he worked at Enron, first as managing director of Enron Renewable Energy and then as president of Enron Wind Corporation (which is now GE Wind Energy). Prior to his employment at Enron, Mr. Ramm worked for 14 years at United Technologies Corporation, where he held several senior management positions, including vice president, marketing and sales at Otis Elevator and chairman and chief executive officer of International Fuel Cells Corporation.
     JAMES L. RAWLINGS has served on the Company’s Board of Directors since April 2000. Mr. Rawlings is currently a partner of G.C. Andersen Partners, LLC. Prior to joining a predecessor of G. C. Andersen Partners, LLC, he was a Managing Director,

principal and member of the Board of Schooner Asset Management Co. LLC. Before joining Schooner, he was a Managing Director of Robert Fleming & Co., based in New York, where he was responsible for the London-based firm’s investment banking activities throughout the Americas. Before joining Fleming in 1993, he was an Executive Director of Southern Equities Corporation, an Australian-based industrial holding company, with responsibility for the executive level management and reorganization of the group’s U.S. activities. He was with Drexel Burnham Lambert, Incorporated, from 1979 to 1988, where, as a Managing Director in the Corporate Finance Department, he was responsible for initiating and developing relationships with international companies. Mr. Rawlings was with Bank of America from 1967 to 1979 where he was responsible for Bank of America’s U.S. merchant banking and project finance activities. He holds a B.S. from Indiana University and an MBA from the University of Michigan.
EXECUTIVE OFFICERS
     JOHN D. GIOLLI, C.P.A. has served as the Company’s Chief Financial Officer and Corporate Secretary since April 2005 and, from March 2004 until April 2005, he served as the Company’s Vice President, Finance and Acting Chief Financial Officer. From January 2001 to March 2004, he held the position of Corporate Controller and Principal Accounting Officer. Prior to joining Millennium Cell, Mr. Giolli held financial management positions with public companies in the technology and retail sectors. Mr. Giolli began his career in public accounting with Price Waterhouse LLP. He received his B.S. in Accounting from the State University of New York College at Oswego and is a Certified Public Accountant.
     JOHN V. BATTAGLINI has served as the Company’s Vice President of Sales, Marketing and Product Management since January 2005. Mr. Battaglini has over 19 years of international marketing and sales experience in small and large high technology firms. Prior to joining the Company, Mr. Battaglini was the Marketing Director for Clare (an IXYS company), a designer and manufacturer of high voltage integrated circuits and discrete products for the telecommunications, power, industrial, medical and consumer markets. While at Clare, he was the leader for a start-up product line that he guided from start-up phase to annual revenues of $10 million. He began his career with Lucent Technologies in the semiconductor division where he progressed through a number of positions of increasing responsibility from product engineering, program management to strategic marketing. He received his MBA from Villanova University, an MSEE from Clemson University and a BSEE from Drexel University.
     REX E. LUZADER has served as the Company’s Vice President of Government Relations since February 2004. He has an office in Washington DC and is primarily responsible for interfacing directly with federal and state legislators and key members of the Department of Energy, Department of Defense, Department of Homeland Security, and other governmental agencies to promote funding of the company’s initiatives. From December 2001 through January 2004, he had responsibility for Business Development for Transportation and Hydrogen Fuel Infrastructure. Prior to joining the Company, Mr. Luzader was the Vice President of Original Equipment Sales and Engineering and Corporate Strategy for Exide Corporation from 1998 to 1999. Mr. Luzader held a number of Vice Presidential positions at Exide Corporation including sales to the original equipment transportation industry, product engineering, process and equipment engineering, research and development and quality assurance. He received his B.S. in Mechanical Engineering from Kettering University. Mr. Luzader served on the SAE Fuel Cell Standards Committee from 2001 to 2005 and participated in the DOE Hydrogen Road Mapping efforts. He serves on the Kettering University Fuel Cell Advisory Board, the US Fuel Cell Council Government Affairs working group, the National Hydrogen Association Legislative Affairs Council and represents the associate members of the US Fuel Cell Council on the Board of Directors.
     GEORGE ZALEPA has served as the Company’s Vice President, Administration since June 2004. Prior to such date, Mr. Zalepa was a consultant to the Company and acted as the Company’s Director of Human Resources. In his current role, Mr. Zalepa leads the Human Resources, IT and Administration programs at the Company. He has over 20 years of industry experience in Human Resources and Administration. Prior to joining the Company, Mr. Zalepa was a Human Resource Manager at Air Products and Chemicals, Inc. He received his MBA in engineering management from Fairleigh Dickinson University and his B.A. in chemistry and biology from East Stroudsburg University.

     DR. RICHARD M. MOHRING has held scientific and leadership roles within the Company since January 2000, and currently serves as the Company’s Chief Technology Officer. He has extensive experience with hydrogen storage and fuel cell technologies, particularly with chemical hydride systems, and frequently represents the Company in industry forums. Dr. Mohring currently leads the Company’s technical team of 30 scientists and engineers responsible for prototype development of innovative hydrogen battery systems. Dr. Mohring has served as Principal Investigator on numerous DOD and DOE development programs and subcontracts awarded to the Company. He previously co-founded Pixelligent Technologies LLC, a company focusing on the development of solid-state optical modulators for use in semiconductor lithography. He currently holds 7 U.S. patents with multiple pending applications. Dr. Mohring received a B.S. in Applied Physics from New Jersey Institute of Technology, and an M.S. and Ph.D. in Physics from University of Maryland.
CORPORATE GOVERNANCE
BOARD MEETINGS AND ATTENDANCE
     The Board held four meetings in 2007 in addition to acting by unanimous written consent four times. During 2007, each director attended at least 75% of all meetings of the Board and at least 75% of the meetings of all Board committees to which he was assigned, in each case during the time he was a director. Members of the Company’s Board of Directors are invited but not required to attend the Annual Meeting of Stockholders. The 2007 Annual Meeting of Stockholders was attended by the following directors: Andersen, Baker, MacLachlan, McGuigan, Merszei, Ramm, and Rawlings.
INDEPENDENT DIRECTORS
     The Board has determined that the following individuals are independent directors within the meaning of the regulations of the Securities and Exchange Commission (the “SEC”) and the listing standards of the NASDAQ Stock Market: Messrs. Andersen, Baker, Evans, Ito, MacLachlan, McGuigan, Merszei, and Rawlings. The independent directors will meet regularly in executive session and outside the presence of the Company’s management throughout the 2008 fiscal year in compliance with the listing standards of the NASDAQ Stock Market.
STOCKHOLDER COMMUNICATION WITH THE BOARD OF DIRECTORS
     Stockholders may communicate with the Board of Directors by contacting the Chief Executive Officer by phone at (732) 542-4000 or in writing at the Company’s headquarters. Any such communication must contain (i) a representation that the stockholder is a holder of record of stock of the Company, (ii) the name and address, as they appear on the Company’s books, of the stockholder sending such communication and (iii) the number of shares of Company stock that are beneficially owned by such stockholder. The Secretary of the Company will relay the question or message to the specific director identified by the stockholder or, if no specific director is requested, to a director selected by the Secretary of the Company, unless such communication is unduly hostile, threatening, illegal or similarly inappropriate, in which case the Secretary of the Company has the authority to discard the communication or to take appropriate legal action regarding such communication.
CODE OF CONDUCT
     The Company has adopted a Code of Conduct that applies to all officers, directors, employees and consultants. The Code of Conduct is intended to comply with SEC regulations and the listing standards of the NASDAQ Stock Market. The Company’s Code of Conduct is posted on its Internet website under the “Investor Relations” page. The Company’s Internet website address is www.millenniumcell.com.
BOARD COMMITTEES
     The Board has four standing committees — an Executive Committee, a Governance and Nominating Committee, an Audit Committee and a Compensation Committee.
Executive Committee
     The Board has established an Executive Committee (the “Executive Committee”) consisting of G. Chris Andersen, James L. Rawlings, and H. David Ramm. The principal functions of the Executive Committee include exercising the powers of the Board during intervals between Board meetings and acting as an advisory body to the Board by reviewing various matters prior to their submission to the Board. The Executive Committee held four meetings in 2007.
     On February 27, 2008, Mr. G. Chris Andersen resigned as Chairman of the Board of Directors and as Chairman of the

Executive Committee effective as of the date of the Annual Meeting. Mr. Andersen has indicated to the Company that, if elected, he intends to continue to serve on the Board of Directors and as a Member of the Executive Committee for the foreseeable future.
     On February 27, 2008, the Board elected Mr. James L. Rawlings Chairman of the Executive Committee to succeed Mr. Anderson, effective as of the date of the Annual Meeting (provided that Mr. Rawlings is re-elected to the Board at the Annual Meeting). On February 28, 2008, the Company granted to Mr. Rawlings options to purchase 100,000 shares of Common Stock at an exercise price of $0.23. These options will vest upon the date Mr. Rawlings becomes the of Chairman of the Executive Committee.
     On February 27, 2008, the Board appointed Mr. Adam P. Briggs, the Company’s President, to the position of Chief Executive Officer of the Company, effective as of the date of the Annual Meeting. In connection with such appointment, and consistent with the Company’s prior practice, the Governance and Nominating Committee nominated Mr. Briggs to stand as a candidate for election as a director at the Annual Meeting and selected Mr. Briggs to become a member of the Executive Committee of the Board, effective upon his election to the Board at the Annual Meeting. Mr. Briggs will retain the title of President upon his becoming Chief Executive Officer.
Governance and Nominating Committee
     In May 2006, the Board established a Governance and Nominating Committee (the “Governance and Nominating Committee”) consisting of G. Chris Andersen, Kenneth Baker, and James L. Rawlings. The Board has determined that each member of the Governance and Nominating Committee is an independent director within the meaning of the applicable listing standards of the NASDAQ Stock Market. The Governance and Nominating Committee did not meet during 2007.
     On March 6, 2008, the Board amended and restated the charter of the Governance and Nominating Committee. The charter previously provided that the members of such committee consist of the chairmen of each of the Board’s Executive Committee, Audit Committee, and Compensation Committee. The amended and restated charter provides that if one individual is the chair of two or more such standing committees, the Board shall appoint a third director to serve on the Governance and Nominating Committee to ensure that such committee always has at least three members. A copy of the amended and restated charter of the Governance and Nominating Committee is attached to this Proxy Statement as Appendix A. This charter is not available on the Company’s Web site.
     Effective April 17, 2008, Mr. James Rawlings will be the chairman of both the Compensation and Executive Committees (provided that Mr. Rawlings is re-elected to the Board at the Annual Meeting). To ensure that the Governance and Nominating Committee continues to be comprised of three members, on March 6, 2008, the Board selected Mr. G. Chris Andersen to serve as a member of the Governance and Nominating Committee, effective April 17, 2008 (provided that Mr. Andersen is re-elected to the Board at the Annual Meeting).
     The purposes of the Governance and Nominating Committee are set forth in its charter and include (i) identifying individuals qualified to become directors and selecting or, recommending that the Board select, candidates for directorships, (ii) developing and recommending to the Board a set of corporate governance principles applicable to the Company and (iii) overseeing the evaluation of the Board on an annual basis.
     The Governance and Nominating Committee establishes criteria for the selection of new directors to serve on the Board and, in identifying candidates, takes into account all factors it deems appropriate, including (i) ensuring the Board, as a whole, is diverse and consists of individuals with various and relevant career experience, relevant technical skills, industry knowledge and experience, financial expertise (including expertise that could qualify a director as an “audit committee financial expert,” as that term is defined by the rules of the SEC), local or community ties, (ii) minimum individual qualifications, including strength of character, mature judgment, familiarity with the Company’s business and industry, independence of thought and an ability to work collegially, and (iii) the extent to which the candidate would fill a present need on the Board. Consistent with the above described criteria, the Governance and Nominating Committee is responsible for evaluating candidates for nomination, including candidates recommended by stockholders.
     Under its charter, the Governance and Nominating Committee is responsible for adopting procedures for the submission of nominee candidates by stockholders as it deems appropriate. To date, the Governance and Nominating Committee has not adopted a formal procedure for stockholder nominations nor has the Governance and Nominating Committee adopted a formal policy for consideration of nominee candidates submitted by stockholders.
     Since the Company believes that the continuing service of qualified incumbent members of the Board promotes stability and continuity at the Board level and provides the benefit of familiarity and insight into the Company’s affairs, the current process of the Governance and Nominating Committee for identifying nominees primarily involves the re-nomination of incumbent directors who continue to satisfy the criteria for membership on the Board. However, this year, the Governance and Nominating Committee determined that a reduction of the Company’s Board size will result in administrative, compensation, and practical cost savings.
     In light of the criteria and the stability and continuity principles described above, it is believed that neither a formal procedure with respect to the submission of nominee candidates recommended by stockholders nor a formal policy for the consideration of stockholder nominees is necessary at this time for the Governance and Nominating Committee to perform its duties.
Audit Committee
     The Board has established an Audit Committee (the “Audit Committee”) in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) consisting of Kenneth R. Baker, Peter A. McGuigan, and James L. Rawlings, all of whom are independent directors within the meaning of the applicable SEC regulations and the listing standards of the NASDAQ Stock Market. Mr. Baker is the Chairman of the Audit Committee. The Board has determined that Peter A. McGuigan is qualified as an “audit committee financial expert” within the meaning of SEC regulations and that he has accounting and related financial management experience within the meaning of the listing standards of the NASDAQ Stock Market. The Audit Committee held seven meetings in 2007.
     The Audit Committee is responsible for reviewing and inquiring into matters affecting financial reporting, the system of internal accounting, financial controls and procedures and audit procedures and audit plans. In addition, the Audit Committee generally oversees the Company’s internal compliance program. In accordance with applicable law, the Audit Committee is responsible for establishing procedures for the receipt, retention and treatment regarding accounting, internal accounting controls or audit matters, including the confidential, anonymous submission by Company employees, received through established procedures, of concerns regarding questionable accounting or auditing matters. Furthermore, the Audit Committee approves the quarterly financial statements and also recommends to the Board of Directors, for approval, the annual financial statements, the annual report and certain other documents required by regulatory authorities. The Audit Committee is further responsible to pre-approve all audit and non-audit services performed by the Company’s independent auditors.
     In response to the audit committee requirements adopted by the SEC and the NASDAQ Stock Market in 2003, the Board of Directors has adopted an Amended and Restated Audit Committee Charter that specifies the responsibilities of the Audit Committee. A Copy of the Amended and Restated Audit Committee Charter was attached to the Company’s 2007 Proxy Statement as Appendix B. Such charter is not available on the Company’s Web site.
     Audit Committee Report
     The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2007 with management and the Company’s independent accountants, Ernst & Young LLP. The Audit Committee discussed with the independent accountants the matters required to be discussed by the Statement of Auditing Standards No. 61 “Communication with Audit Committees” and reviewed the results of the independent accountants’ examination of the financial statements.
     The Audit Committee also reviewed the written disclosures and the letter from the independent accountants required by Independence Standards Board, Standard No. 1 “Independence Discussions with Audit Committees”, discussed with the accountants the accountants’ independence, including a review of audit and non-audit fees, and satisfied itself as to the accountants’ independence.
     Based on the above reviews and discussions, the Audit Committee recommends to the Board of Directors that the financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2007, for filing with the SEC.
     Notwithstanding anything to the contrary set forth in any of the Company’s previous filings under the Securities Act of 1933 or the Exchange Act that might incorporate future filings made by the Company under those statutes, in whole or in part, this report shall not be deemed to be incorporated by reference into any such filings, nor will this report be incorporated by reference into any future filings made by the Company under those statutes.

Kenneth R. Baker, Chairman of the Audit Committee
Peter A. McGuigan
James L. Rawlings
Compensation Committee
     The Company’s Board of Directors has established a Compensation Committee (the “Compensation Committee”) consisting of Alexander MacLachlan, Zoltan Merszei and James L. Rawlings, all of whom are independent directors within the meaning of SEC regulations and the listing standards of the NASDAQ Stock Market. Mr. Rawlings is the Chairman of the Compensation Committee.

Mr. MacLachlan is not standing as a candidate for re-election as a director at the Annual Meeting, as of the date of the mailing of this Proxy Statement, the Board had not yet determined who shall succeed Mr. MacLachlan as a member of the Compensation Committee. The Compensation Committee reviews and acts on matters relating to compensation levels and benefit plans for the Company’s executive officers, non-employee directors, and key employees, including salary, restricted stock and stock options. The Compensation Committee is also responsible for granting stock options, restricted stock and other awards to be made under the Company’s Stock Option Plan. The Compensation Committee held four meetings in 2007.
     The Board appointed the Compensation Committee in June 2000. Since that time, decisions on compensation of the Company’s executive officers and non-employee directors have been made by the Compensation Committee, although, under its charter, the Compensation Committee may delegate its authority to subcommittees to the extent permitted by applicable law. The Compensation Committee adopted a written charter during 2006, a copy of which was attached to the Company’s 2007 Proxy Statement as Appendix C. Such charter is not available on the Company’s Web site.
     The Compensation Committee reviews and approves base salary, annual management incentive compensation and long-term incentive awards for all corporate officers, non-employee directors, and certain other key executives, with the objective of attracting and retaining individuals of the necessary quality and stature to operate the Company’s business. The Compensation Committee considers individual contributions, performance against strategic goals and direction, and industry-wide pay practices in determining the levels of base compensation for key executives. The Company’s CEO is permitted to be present when the Compensation Committee reviews and decides compensation for the Company’s other executives. In addition, the Compensation Committee recommends recipients of a “Chairman’s Award,” which is a recognition program for leaders of projects, programs, initiatives and policies made to advance the success of the Company. The Chairman’s Award program, adopted by the Board in December 2005 upon the recommendation of the Compensation Committee, is not tied to a specific award cycle, but is expected to occur (if at all) on an annual basis upon significant events resulting from contributions that advance the success of the Company. Long-term incentive awards are granted to corporate officers, non-employee directors, and certain other key employees under the Company’s Amended and Restated 2000 Stock Option Plan. The awards take the form of stock options or restricted stock that are tied directly to the market value of the Common Stock.
     The Compensation Committee believes that the Amended and Restated 2000 Stock Option Plan aligns the interests of management with the stockholders and focuses the attention of management on the long-term success of the Company. A significant portion of the executives’ compensation is at risk, based on the financial performance of the Company and the value of the Common Stock in the marketplace.
Federal Income Tax Deductibility Limitations
     The Compensation Committee takes into consideration the tax consequences to employees and the Company when considering types of awards and other compensation granted to executives and directors.
     The Compensation Committee also considers the potential impact of Section 162(m) of the Internal Revenue Code. Section 162(m) disallows a tax deduction for any publicly held corporation for individual compensation exceeding $1 million in any taxable year for the CEO and the other senior executive officers, other than compensation that is performance-based under a plan that is approved by the stockholders of the Company and that meets certain other technical requirements. Based on these requirements, the Compensation Committee has determined that Section 162(m) will not prevent the Company from receiving a tax deduction for any of the compensation paid to executive officers.
DIRECTOR COMPENSATION
     Each director receives an option grant of 75,000 shares upon appointment to the Board. Directors then receive annual compensation for serving in such capacities as follows: Chairman of the Board — $40,000; all other Board members — $12,000. Each director that serves as a Chairman of any Committee of the Board receives an additional $3,000 annual compensation. In addition, each director receives $1,000 for each Board and Committee meeting attended by such director. In lieu of cash payments, directors were granted a combination of restricted stock and cash for all fees earned during fiscal year 2007. In addition to the amounts referenced above, directors receive a “tax gross up” paid in restricted stock grants equal to 30% of the amounts paid to them. Compensation paid to the Company’s directors during 2007 is set forth in the tables below.

					All Other
	Fee Earned or Paid in Cash		Stock Awards		Compensation(1)	Total
Name	($)		($)		($)	($)

Andersen, Chris	16,200		37,800		11,340	65,340
Baker, Kenneth	7,400		19,600		5,880	32,880
Evans, Jr., L. J.	4,800		11,200		3,360	19,360
Ito, Hideo	4,800		11,200		3,360	19,360
MacLachlan, Alexander	6,300	(2)	14,700	(2)	4,410 (2)	25,410
McGuigan, Peter	6,500		17,500		5,250	29,250
Merszei, Zoltan	5,300	(2)	14,700	(2)	4,410 (2)	24,410
Rawlings, James	10,400		26,600		7,980	44,980
TOTAL	61,700		153,300		45,990	260,990

(1)	These figures represent the value of “tax gross ups” equal to 30% of the amounts earned by each director during fiscal year 2007 paid in restricted stock awards.

(2)	These cash and stock awards have been deposited into deferred accounts for the benefit of each of Messrs. MacLachalan and Zoltan, respectively, under the Millennium Cell Non-Qualified Deferred Compensation Plan.
Millennium Cell Inc. Non-Qualified Deferred Compensation Plan.
     The Company maintains a deferred compensation plan, (the “Deferred Compensation Plan”) that permits a select group of management or highly compensated employees and directors to elect each year to defer up to 100% of the participant’s annual compensation. Such deferred compensation is deposited into an account maintained under the plan and in an associated Rabbi Trust in the participant’s name. Any cash compensation deposited into such account may be invested as directed by the Company. Participants receive distribution of their deferred compensation in a single lump sum payment upon the date the participant terminates employment or association with the Company, unless such termination is for Good Cause (as such term is defined in the Deferred Compensation Plan).
     The Deferred Compensation Plan is intended to be treated as a nonqualified, unfunded plan for tax purposes and for the purposes of Title I of ERISA. The Company’s obligations under Deferred Compensation Plan are unsecured and consist of a promise by the Company to make payments thereunder in the future. As such, participants are treated as general unsecured creditors of the Company.
EXECUTIVE COMPENSATION
     The following table sets forth all compensation awarded to, earned by or paid to the Company’s Chief Executive Officer and the Company’s two other most highly compensated executive officers whose annual compensation exceeded $100,000 for 2007 (the “named executive officers”) during the fiscal years ended December 31, 2007 and 2006 for services rendered in all capacities to the Company during those fiscal years.
SUMMARY COMPENSATION TABLE

Name and
Principal Position	Fiscal Year	Salary		Bonus		Stock Awards(1)		All Other Compensation		Total
H. David Ramm, Chief Executive Officer	2007	$156,300	(2)	$—		$54,610	(3)	$—		$210,910
	2006	156,600	(2)	—		68,292	(3)	—		224,892

John D. Giolli, Chief Financial Officer and Corporate Secretary	2007	189,485		163,400	(4)	10,753	(6)	15,129	(5)	378,767
	2006	184,800		—		54,500	(7)	12,717	(5)	252,017

Adam P. Briggs, President	2007	294,231		—		11,385	(6)	16,940	(8)	322,556
	2006	286,500		—		87,200	(7)	125,159	(9)	498,859

(1)	For a discussion of the relevant assumptions made in the valuation of such Stock Awards, refer to note 2 of the Company’s financial statements in the Company’s Annual Report accompanying this Proxy Statement.

(2)	These figures includes (i) $6,600 of cash payments made to Mr. Ramm in 2006, and (ii) $6,300 of cash payments made to Mr. Ramm in 2007, in connection with his service as a director.

(3)	These figures include the following values of restricted stock grants in consideration of Mr. Ramm’s service as a director (i) $13,500 for the fiscal year ended December 31, 2006, and (ii) $19,110 for the fiscal year ended December 31, 2007.

(4)	This payment was made pursuant to a Retention Agreement, dated as of September 28, 2007, between the Company and Mr. Giolli (the “Retention Agreement”). The Retention Agreement provides that if Mr. Giolli’s employment is terminated by the Company for Cause (as defined in the Retention Agreement) or by Mr. Giolli without Good Reason (as defined in the Retention Agreement), then (i) if such termination occurs on or prior to January 31, 2008, Mr. Giolli must refund the entire such payment to the Company, and (ii) if such termination occurs after February 1, 2008, but on or before May 31, 2008, Mr. Giolli must refund 50% of such payment to the Company. The terms of this Retention Agreement are described under heading “Retention Agreement with John D. Giolli” on page 14.

(5)	These figures include 401(k) matching contributions by the Company of restricted stock grants valued at (i) $11,088 of restricted stock grants in the fiscal year ended December 31, 2006, and (ii) $13,500 in the fiscal year ended December 31, 2007.

(6)	The Compensation Committee designated a pool of restricted stock to grant to employees in December 2007 and granted such restricted stock to specific employees in February 2008. The value set forth above is based on the closing price of the Common Stock on February 28, 2008, which was $0.23. The restricted stock vests in 25% tranches on the first business day of 2009, and 2010, respectively, with the remaining 50% vesting on the first business day of 2011. Holders of the restricted stock are entitled to dividend and voting rights. However, the Company has never paid dividends on its Common Stock and does not expect to pay any dividends in the foreseeable future.

(7)	The Compensation Committee designated a pool of restricted stock to grant to employees in December 2006 and granted such restricted stock to specific employees in February 2007. The value set forth above is based on the closing price of the Common Stock on February 15, 2007, which was $1.09. The restricted stock vests in 25% tranches over a four year period. Holders of the restricted stock are entitled to dividend and voting rights. However, the Company has never paid dividends on its Common Stock and does not expect to pay any dividends in the foreseeable future.

(8)	This figure includes 401(k) matching contributions by the Company of restricted stock grants valued at $13,500.

(9)	This figure includes (i) 401(k) matching contributions by the Company of restricted stock grants valued at $13,188 and (ii) $108,019 of reimbursed relocation expenses paid by the Company.
OUTSTANDING EQUITY AWARDS AT 2007 FISCAL YEAR-END
     The following table provides information with respect to the Company’s named executive officers concerning unexercised and unvested option awards held by them at the end of fiscal year 2007. There were no stock options exercised by any named executive officers during 2007.

	Option Awards				Stock Awards
	Number	Number
	of	of
	Securities	Securities
	Underlying	Underlying
	Unexercised Options	Unexercised Options			Number of Shares	Market Value of
	(#)	(#)	Option Exercise	Option Expiration	that have not vested	Shares that have
Name	Exercisable	Unexercisable	Price ($)	Date	(#)	not vested ($)
H. David Ramm	0	75,000 (1)	2.90	7/13/2010	—	—
Adam P. Briggs	0	75,000 (1)	2.39	1/15/2013
	0	75,000 (1)	2.40	2/24/2014	185,000 (2)	$55,500

John D. Giolli	0	14,471 (1)	2.39	1/1/2013
	0	14,500 (1)	2.40	2/24/2014
	0	50,000 (1)	2.02	6/8/2014	142,500 (3)	$42,750

(1)	These options to purchase Common Stock are fully vested.

(2)	This figure represents restricted stock awards that vest as follows: (i) 60,000 shares will vest in three equal installments in the event that the closing sales price of the Common Stock is at least $2.43, $2.93, and $3.43 per share, respectively, as reported by the Nasdaq Capital Market, the Nasdaq Global Market, the New York Stock Exchange or the American Stock Exchange (each, a “Trading Market”), for 10 consecutive trading days, or, if earlier, on December 31, 2009, (ii) 65,000 shares will vest in five equal installments in the event that the closing sales price of the Common Stock is at least $2.01, $2.51, $3.01, $3.51, $4.01 per share, respectively, as reported by the applicable Trading Market, for 10 consecutive trading days, or, if earlier, on December 31, 2009, and (iii) 60,000 shares will vest in three equal installments on each of January 1, 2009, 2010, and 2011.

(3)	This figure represents restricted stock awards that vest as follows: (i) 45,000 shares will vest in three equal installments in the event that the closing sales price of the Common Stock is at least $2.43, $2.93, and $3.43 per share, respectively, as reported by the applicable Trading Market, for 10 consecutive trading days, or, if earlier, on December 31, 2009, (ii) 60,000 shares will vest in five equal installments in the event that the closing sales price of the Common Stock is at least $2.01, $2.51, $3.01, $3.51, $4.01 per share, respectively, as reported by the applicable Trading Market, for 10 consecutive trading days, or, if earlier, on December 31, 2009, (iii) 37,500 shares will vest in three equal installments on each of January 1, 2009, 2010, and 2011.
NARRATIVE DISCLOSURE TO SUMMARY COMPENSATION TABLE AND ADDITIONAL NARRATIVE DISCLOSURE
Recent Management Changes
     On February 27, 2008, Mr. H. David Ramm resigned as Chief Executive Officer of the Company effective as of the date of the Annual Meeting. Also on February 27, 2008, the Board of Directors elected Mr. Ramm to serve as Chairman of the Board of Directors effective as of the date of Annual Meeting (provided that Mr. Ramm is re-elected to the Board at such meeting). In connection with Mr. Ramm’s election to such position, on February 29, 2008, the Company granted to Mr. Ramm options to purchase 200,000 shares of Common Stock at an exercise price of $0.23. These options will fully vest on December 31, 2008. In addition, upon Mr. Ramm’s becoming the Chairman of the Board of Directors, the Company will pay Mr. Ramm a monthly stipend of $4,000.
     On February 27, 2008, the Board appointed Mr. Adam P. Briggs, the Company’s President, to suceed Mr. Ramm as the Company’s Chief Executive Officer of the Company, effective as of the date of the Annual Meeting. In connection with such appointment, and consistent with the Company’s prior practice, the Governance and Nominating Committee nominated Mr. Briggs as a candidate for election as director of the Company at the Annual Meeting and selected Mr. Briggs to become a member of the Executive Committee, effective upon his election to the Board at the Annual Meeting. Mr. Briggs will retain the title of President upon his becoming Chief Executive Officer.
     On February 27, 2008, Mr. G. Chris Andersen resigned as Chairman of the Board of Directors and as Chairman of the Executive Committee effective as of the date of the Annual Meeting. Mr. Andersen has indicated to the Company that, if elected, he intends to continue to serve on the Board of Directors and as a Member of the Executive Committee for the foreseeable future.
Employment Agreement with H. David Ramm
     On June 22, 2006, the Company entered into an Employment Agreement and a Restricted Stock Grant Agreement with Mr. H. David Ramm in connection with his service as Chief Executive Officer of the Company.
     Under the Employment Agreement, which replaced the prior Employment Agreement between the Company and Mr. Ramm dated August 12, 2005, the Company agreed to continue to employ Mr. Ramm as Chief Executive Officer through December 31, 2006 subject to automatic monthly extensions thereafter until either party terminates the agreement on 30 days’ prior written notice. As stated above, on February 28, 2008, Mr. Ramm resigned as Chief Executive Officer of the Company effective as of the date of the Annual Meeting and as a result, the Employment Agreement will terminate effective as of the date of the Annual Meeting.
     As full consideration of his services under the Employment Agreement, the Company granted to Mr. Ramm 50,000 shares of restricted stock (which vested in 12 equal monthly installments commencing on January 31, 2006) in accordance with the Restricted

Stock Agreement. Under the Employment Agreement Mr. Ramm receives a monthly salary of $12,500 and shall continue to receive such salary until his resignation becomes effective. The Employment Agreement contains customary non-solicitation, confidentiality and work-for-hire covenants.
     The foregoing is only a summary of the Employment Agreement and the Restricted Stock Grant Agreement with Mr. Ramm. Stockholders who desire a more complete understanding of the Employment Agreement and the Restricted Stock Grant Agreement with Mr. Ramm are urged to review the entire text of the such agreements with Mr. Ramm, which are attached as Exhibit 10.1 and 10.2, respectively, to the Company’s Current Report on Form 8-K, as filed with the Securities and Exchange Commission on June 22, 2006.
Letter Agreement with Adam Briggs
     On March 13, 2007, the company entered into an agreement with Mr. Adam Briggs, the Company’s President and incoming Chief Executive Officer, under which the Company agreed to provide post employment payments to Mr. Briggs in the event of the termination of Mr. Briggs’ employment by the Company without Cause (as defined in the Change-In-Control Agreement, between the Company and Mr. Briggs, dated September 25, 2006 (the “Briggs Change-In-Control Agreement”), the terms of which are described on page 15 under the heading “Change-In-Control Agreements”) or the termination of Mr. Briggs’ employment by Mr. Briggs for Good Reason. This agreement was intended to provide Mr. Briggs with near term assurance of his continued employment with the Company other than under circumstances which would be grounds for termination for Cause (as defined in the Briggs Change-In-Control Agreement). Mr. Briggs is not entitled to receive any of the payments or benefits described in this agreement in connection with a Change-In-Control (as defined in the Briggs Change-In-Control Agreement). This agreement will expire on August 7, 2008. The basic benefits under the agreement are:
•	Severance payment. Mr. Briggs would be entitled to receive a cash payment equal to one and one half (1.5) times his base salary for a period of eighteen months after termination plus the average of Mr. Briggs’ annual bonus over the three years preceding termination.

•	Benefit continuation. Mr. Briggs would be entitled to continuation of benefits such as health and life insurance for up to three years following termination of employment.

•	Accelerated vesting of equity awards. Mr. Briggs would be entitled to acceleration of all or part of Mr. Briggs’ unvested equity awards at the time of termination of employment.

•	Tax. Any payments that would have been paid during the six month period following the date of termination shall be paid to Mr. Briggs in a lump sum on the six month anniversary of the date of termination.
     The foregoing is only a summary of the letter agreement with Mr. Briggs. Stockholders who desire a more complete understanding of the letter agreement with Mr. Briggs are urged to review the entire text of the letter agreement with Mr. Briggs, which is attached as Exhibit 10.2 to the Company’s Current Report on Form 8-K/A, as filed with the Securities and Exchange Commission on March 19, 2007.
Retention Agreement with John D. Giolli
     On September 28, 2007, the Company entered into a retention agreement (the “Retention Agreement”) with its Chief Financial Officer, John D. Giolli. The Company paid to Mr. Giolli a lump sum payment equal to $163,400 (the “Retention Payment”) under the Retention Agreement on the date of such agreement in addition to any other compensation and benefits that were previously available to him in connection with his employment with the Company.
     The Retention Agreement also provides that if Mr. Giolli’s employment is terminated by the Company for Cause (as defined in the Retention Agreement) or by Mr. Giolli without Good Reason (as defined in the Retention Agreement), then (i) if such termination occurs on or prior to January 31, 2008, Mr. Giolli must refund the entire Retention Payment to the Company, and (ii) if such termination occurs any time on or after February 1, 2008, but on or before May 31, 2008, Mr. Giolli must refund 50% of the Retention Payment to the Company.
     The Retention Agreement further provides that if at any time prior to June 1, 2008, the Company terminates Mr. Giolli’s employment with the Company without Cause or Mr. Giolli terminates his employment with the Company for Good Reason, the Company will pay Mr. Giolli a lump sum cash payment in an amount equal to $80,500, provided that the Company and Mr. Giolli execute and deliver to each other mutual releases in a form prescribed by the Company.

     To avoid the imposition of accelerated or additional taxes under Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), the Retention Agreement provides that any payments that would have been made during the six month period following the date of termination are to be paid in a lump sum on the date that is six months following the date of termination.
     The foregoing is only a summary of the Retention Agreement with Mr. Giolli. Stockholders who desire a more complete understanding of the Retention Agreement with Mr. Giolli are urged to review the entire text of the Retention Agreement with Mr. Giolli, which is attached as Exhibit 10.1 to the Company’s Current Report on Form 8-K, as filed with the Securities and Exchange Commission on September 20, 2007.
Change-In-Control Agreements
     On September 25, 2006, the Company entered into a Change-In-Control Agreement with each of Adam Briggs, the Company’s President, and John Giolli, the Company’s Chief Financial Office. The Change-In-Control Agreements for Messrs. Briggs, and Giolli replaced and superseded the prior Change-In-Control Agreements that the Company had with each such executive officer.
     The Change-In-Control Agreements are intended to preserve employee morale and productivity and encourage retention in the face of the disruptive impact of an actual or rumored change in control of the Company. In addition, the program is intended to align executive and stockholder interests by enabling executives to consider corporate transactions that are in the best interests of the stockholder without undue concern to the potential threat such transactions may pose to the executive’s employment.
     Pursuant to each Change-In-Control Agreement, in the event of a termination of the executive officer’s employment within two years following, or in anticipation of, a change in control (i) by the Company other than for Cause or (ii) by the executive officer for Good Reason, the executive officer is entitled to:
•	a general entitlement of:
•	a prompt lump sum payment equal to the executive officer’s unpaid base salary through the date of termination;

•	any payments in lieu of unused vacation time prior to the date of termination;

•	any annual or discretionary bonus payments earned but not yet paid for any calendar year prior to the date of termination; and

•	reimbursement of business expenses incurred by the executive officer through the date of termination but not yet paid to the executive officer, and,
•	a change in control entitlement consisting of:
•	a prompt lump sum payment equal to two (2) times the sum of (i) the executive’s annual base salary, at the rate in effect immediately before any such termination, plus (ii) the average of the executive officer’s annual bonuses for the previous three calendar years;

•	continuing coverage for employee benefits under the Company’s insurance programs for the two year period immediately following such termination; and

•	immediate and unconditional vesting of any unvested stock options and stock grants previously granted to the executive officer and the right, for one year following such termination, to exercise any stock options or stock grants held by the executive officer.
     The Change-In-Control Agreements also provide that if (i) the payments made pursuant to the change in control entitlement are subject to the golden parachute excise tax under Section 4999 of the Code and (ii) all payments made to the executive under the Change-In-Control Agreement and any other agreement or plan of the Company, reduced by all federal, state and local taxes applicable thereto (including the golden parachute excise tax) is less than the executive would receive, after taxes, if he were paid only three times his “Base Amount” (as such term is defined in Section 280(b)(3) of the Code), less $1.00, then the payments to be made to the executive officer which are contingent on a change in control shall be reduced to an amount which, when added to the aggregate of all other payments to the executive officer which are contingent on a change in control, will make the total amount of such payments three times his Base Amount less $1.00.
     The Change-In-Control Agreements also provide that if and to the extent necessary to avoid the imposition of accelerated or additional taxes under Section 409A of the Code, any payments to an executive officer under the Change-In-Control Agreement that would have to be paid during the six month period following the date of termination shall be paid in a lump sum on the date that is six months following the date of termination.
     The foregoing is only a summary of the terms of the Change-In-Control Agreements. Stockholders who desire a more complete understanding of the Change-In-Control Agreement are urged to review the entire text of the form of Change-In-Control Agreement which is attached as Exhibit 10.1 to the Company’s Current Report on Form 8-K, as filed with the Securities and Exchange Commission on September 30, 2006.
401(k) Defined Contribution Plan
     All full-time employees of the Company and its subsidiaries are eligible to participate in the Millennium Cell Inc. 401(k) Plan. In 2007, employees were eligible to enter the plan the first day of the month following their hire. Employees may voluntarily defer up to 15% of pre-tax earnings subject to the Internal Revenue Service (IRS) maximum limitation, which was $15,500 for 2007, plus an additional $5,000 catch-up contribution for employees age 50 or older. The Company matches 100% of the first 6% of employee contributions with restricted stock grants, subject to IRS limitations. All employee contributions vest immediately. Company matching contributions are subject to a three-year cliff vesting. The company uses such matching grants to align executive interests with stockholder interests by conditioning a significant part of compensation on the market value of the Company’s stock. The Company also uses such grants to serve as a retention incentive since unvested stock grants and options are forfeited if the executive leaves the Company. These grants also maintain the competitiveness of the Company’s compensation package considering the Company does not have a Defined Benefit Retirement Plan. Compensation awarded to the named executive officer under the Millennium Cell Inc. 401(k) Plan is set forth in the “All Other Compensation” column of the Summary Compensation Table on page 11.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
     The table below lists the beneficial ownership of the Company’s Common Stock, Series A2 Preferred Stock, and Series B-1 Preferred Stock, by (i) each director of the Company, (ii) each named executive officer, (iii) all of the Company’s directors and executive officers as a group, and (iv) each stockholder known to the Company to be the beneficial owner of more than 5% of the outstanding shares of any class of the Company’s voting securities.
     The Common Stock, Series A2 Preferred Stock, and Series B-1 Preferred Stock are the only classes of the Company’s voting securities outstanding. Holders of Common Stock, Series A2 Preferred Stock (on an as-converted basis), and Series B-1 Preferred Stock (on an as-converted basis) vote together as a single class on all matters submitted to a vote of the Company’s stockholders, except that the Series A2 Preferred Stock and the Series B-1 Preferred Stock are each entitled to vote as a separate class on matters that are required by applicable law or by the terms of the Series A2 Preferred Stock or Series B-1 Preferred Stock to be submitted to a separate class vote.
     Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and investment power with respect to such securities. Except as noted below, to the Company’s knowledge the persons named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them. The beneficial ownership percentages are based on 74,564,225 shares of Common Stock outstanding, 138,150 shares of Series A2-1 Preferred Stock outstanding, 113,746 shares of Series A2-2 Preferred Stock outstanding, and 71,429 shares of Series B-1 Preferred Stock outstanding.
     In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares subject to options, warrants or conversion rights held by that person (including, without limitation, rights to convert shares of Series A2-1 Preferred Stock, Series A2-2 Preferred Stock, shares of Series B-1 Preferred Stock, and the 2007 Debentures into shares of Common Stock) that are currently exercisable or will become exercisable within 60 days following March 5, 2008 are deemed outstanding. However, these shares are not deemed outstanding for the purpose of computing the percentage ownership of any other person or entity.

				SERIES A2			SERIES B
	COMMON STOCK			PREFERRED STOCK			PREFERRED STOCK
DIRECTORS AND	NUMBER		PERCENT	NUMBER		PERCENT	NUMBER		PERCENT
EXECUTIVE OFFICERS	OF SHARES		OWNED	OF SHARES		OWNED	OF SHARES		OWNED
G. Chris Andersen	3,764,678		5.0%	—		—	—		—

Kenneth R. Baker	186,964	(1)	*	—		—	—		—

Adam P. Briggs	441,513	(2)	*	—		—	—		—

L. J. Evans, Jr.	248,522	(3)	*	—		—	—		—

John D. Giolli	302,206	(4)	*	—		—	—		—

Hideo Ito	102,983	(5)	*	—		—	—		—

Alexander MacLachlan	161,167	(5)	*	—		—	—		—

Peter A. McGuigan	155,639	(5)	*	—		—	—		—

Zoltan Merszei	226,779	(6)	*	—		—	—		—

H. David Ramm	614,702	(7)	*	—		—	—		—

James L. Rawlings	436,290	(8)	*	—		—	—		—

All directors and executive officers as a group (15 persons)	7,883,505	(9)	10.6%	—		—	—		—

FIVE PERCENT STOCKHOLDERS OF EACH OUTSTANDING CLASS:

The Dow Chemical Company	5,661,416	(10)	7.6%	251,896	(10)	100%	71,429	(10)	100%

Horizon Fuel Cell Technologies Pte Ltd.	7,936,508	(11)	10.6%	—		—	—		—

*	Less than 1% The address for all officers and directors is c/o Millennium Cell Inc., One Industrial Way West, Eatontown, New Jersey 07724.

(1)	Includes options to acquire 75,000 shares exercisable within 60 days.

(2)	Includes options to acquire 150,000 shares exercisable within 60 days and 55,478 shares that were granted as 401(k) matching contributions by the Company. Shares granted as 401(k) matching contributions are voted by the 401(k) Plan Trustee.

(3)	Includes options to acquire 225,000 shares exercisable within 60 days. Does not include options to acquire 175,000 shares not exercisable within 60 days.

(4)	Includes options to acquire 78,971shares exercisable within 60 days and 48,235shares that were granted as 401(k) matching contributions by the Company. Shares granted as 401(k) matching contributions are voted by the 401(k) Plan Trustee.

(5)	Includes options to acquire 75,000 shares exercisable within 60 days. Includes options to acquire 200,000 shares exercisable within 60 days.

(6)	Includes options to acquire 141,667 shares exercisable within 60 days. Does not include options to acquire 33,333 shares not exercisable within 60 days.

(7)	Includes options to acquire 275,000 shares exercisable within 60 days.

(8)	Includes options to acquire 100,000 shares exercisable within 60 days.

(9)	Includes options to acquire 1,580,268 shares exercisable within 60 days and 232,460 shares that were granted as 401(k) matching contributions by the Company. Shares granted as 401(k) matching contributions are voted by the 401(k) Plan Trustee. These numbers include options to acquire an aggregate of 309,630 shares exercisable within 60 days held by the Company’s (i) Vice President of Administration, George C. Zalepa, (ii) Vice President of Government Relations, Rex E. Luzader, (iii) Vice President of Sales, Marketing and Product Management, John V. Battaglini, and (iv) Chief Technology Officer, Dr. Richard M. Mohring, and 128,747 shares that were granted as 401(k) matching contributions by the Company for the benefit of such officers. Does not include options held by such officers to acquire 50,000 shares not exercisable within 60 days.

(10)	The 5,661,416 shares of Common Stock deemed to be beneficially owned by The Dow Chemical Company consist of (i) 1,749,074 shares of Common Stock, (ii) 138,150 shares of Series A2-1 Preferred Stock (convertible into 1,417,115 shares of Common Stock as of the Record Date), (iii) 113,746 shares of Series A2-2 Preferred Stock (convertible into 1,153,608 shares of Common Stock of the Record Date), (iv) 71,429 shares of Series B-1 Preferred Stock (convertible into 1,341,620 shares of Common Stock as of the Record Date), and (iv) immediately exercisable warrants to purchase 178,571 shares of Common Stock. The address of The Dow Chemical Company is 2030 Dow Center, Midland, MI 48674.

(11)	Horizon is party to a Securities Purchase and Sale Agreement with the Company which provides, inter alia, that until October 19, 2008, it shall vote such shares in accordance with the recommendation of the Board. The address of Horizon is 4th Floor, Block 39, #2041 Jinshajiang Road 200333, Shanghai, P.R. China. .

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
     Section 16(a) of the Exchange Act requires the Company’s executive officers and directors, and persons who beneficially own more than 10% of a registered class of the Company’s equity securities to file reports of initial ownership and reports of changes in ownership with the SEC and furnish the Company with copies of such reports. Based solely on a review of the copies of reports furnished to the Company by its executive officers, directors and persons who beneficially own more than 10% of the Company’s registered equity securities and written representations from the Company’s executive officers and directors, the Company believes that, during the preceding year, all filing requirements applicable to the Company’s executive officers, directors and 10% beneficial owners under Section 16(a) were satisfied.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Relationship with The Dow Chemical Company
     On February 1, 2007 The Dow Chemical Company (“Dow”), the holder of all of the issued and outstanding Preferred Stock, executed and delivered a letter agreement (the “Series B Letter Agreement”) irrevocably waiving its right to certain adjustments to the conversion price of the Series B-1 Preferred Stock for a 12 month period commencing on December 15, 2006. In consideration for the waiver, the Company agreed to lower the per share exercise price of the warrant held by Dow from $2.10 to $1.25. The Series B Letter Agreement was subsequently amended by the July 25 Letter Agreement as described below.
     On July 25, 2007, the Company and Dow entered into a letter agreement (the “July 25 Letter Agreement”) whereby the Company and Dow: (i) agreed that Milestone 2 under the Joint Development Agreement, between the Company and Dow, dated as of April 25, 2005, as amended May 30, 2006 (the “JDA”) was achieved on June 30, 2007; (ii) amended certain terms of the agreements governing the joint development relationship between the Company and Dow, including the Series B Letter Agreement; (iii) terminated the Investor Rights Agreement, dated as of April 25, 2005, between the Company and Dow; (iv) agreed that Dow had irrevocably waived its right to certain adjustments to the conversion price of the Series A2-2 Preferred Stock of the Company, and (v) agreed that the Company irrevocably had waived certain rights under the SPA and JDA. The following is a summary of the basic terms of the July 25 Letter Agreement. Stockholders who desire a more complete understanding of the July 25 Letter Agreement are urged to review the Company’s Current Report on Form 8-K, and Exhibit 10.1 thereto, filed with the Securities and Exchange Commission on July 26, 2007 which contains a summary of the July 25 Letter Agreement and includes the entire text as an exhibit.
     Elimination of Milestone 4. The July 25 Letter Agreement amends the JDA to eliminate Milestone 4 and the obligation of the Company to issue equity securities to Dow in connection with the achievement of such milestone.
     Modification of Milestone 3. The July 25 Letter Agreement modifies the objectives required to be met by the Company under the JDA to achieve Milestone 3 by eliminating the Military Objective (as defined in the JDA), and creating a Consumer Objective (as defined in the JDA). The July 25 Letter Agreement also amends the JDA to provide that Milestone 3 is deemed to be achieved upon a sale of the Company. The July 25 Letter Agreement eliminates all of the MCEL Military Tasks (as defined in the JDA) and the Dow Military Tasks (as defined in the JDA) associated with Milestone 3 and creates two MCEL Consumer Tasks (as defined in the JDA) and Dow Consumer Tasks (as defined in the JDA) to be performed by the Company and Dow after the achievement of Milestone 2 and prior to the achievement of Milestone 3. These tasks include developing certain specified products appropriate for consumer electronic applications, and engaging in discussions with potential licensees and consumer electronic device manufacturers. Further, the July 25 Letter Agreement reduces Dow’s obligation to provide the Company with human resources in connection with such tasks and, as a result, reduces the value of the equity securities the Company is obligated to issue to Dow in connection with the achievement of Milestone 3 and provides that the Company is obligated to issue Common Stock in lieu of Series A2 Convertible Preferred Stock in satisfaction of such obligation.
     Amendment of Series B Letter Agreement. The July 25 Letter Agreement amends the Series B Letter Agreement (the terms of which are described above) to permanently eliminate Dow’s entitlement to “full ratchet” adjustments to the conversion price of the Series B-1 Preferred Stock, and instead Dow is entitled to “weighted average” anti-dilution adjustments for dilutitive issuances of equity securities by the Company occurring after July 25, 2007.
     Waiver of A2 Anti Dilution Protection. Under the July 25 Letter Agreement, Dow irrevocably waived its right to “full ratchet” anti-dilution adjustments to the conversion price of its shares of Series A2-2 Convertible Preferred Stock, and instead Dow is entitled to “weighted average” anti-dilution adjustments for dilutitive issuances of equity securities by the Company occurring after July 25, 2007.
     Milestone 2. As stated above, under the July 25 Letter Agreement, the Company and Dow agreed that Milestone 2 under the JDA was achieved on June 30, 2007. In connection with the achievement of such milestone, on September 7, 2007, the Company issued to Dow 113,746 shares of Series A2-2 Preferred Stock. Dow did not exercise its option to purchase Series B Convertible Preferred Stock in connection with the achievement of the second milestone.
2007 Convertible Debenture Private Placement
     On February 15, 2007 the Company sold $6,000,000 aggregate principal amount of the Company’s Unsecured Convertible Debentures with an Original Issue Date of February 16, 2007 (the “2007 Debentures”) and accompanying warrants (the “Warrants”) to purchase a number of shares of Common Stock equal to approximately 35% of the shares underlying the 2007 Debentures at an exercise price of $1.14 per share to each of Portside Growth and Opportunity Fund, Mainfield Enterprises, Inc., Gemini Investment Strategies, LLC, Iroquois Master Fund Ltd., JGB Capital L.P., JGB Capital Offshore, Ltd. and Solomon Strategic Holdings, Inc. (the “Buyers”) pursuant to a Securities Purchase Agreement, dated February 15, 2008 between the Company and the Buyers. The outstanding aggregate principal amount of the 2007 Debentures was subsequently increased to $6,357,750 pursuant to the Third Amendment as described below. At the time the Buyers purchased the 2007 Convertible Debentures, Portside Growth and Opportunity Fund, Gemini Investment Strategies, LLC, Iroquois Master Fund Ltd. and JGB Capital L.P. held all of the Company’s Series C2 Convertible Preferred Stock, par value $0.001 (“Series C2 Preferred Stock”). As of the Record Date, none of the Company’s Series C2 Preferred Stock remained outstanding.
     In connection with the transaction described above, the Company and each of the Buyers entered into a Securities Purchase Agreement and a Registration Rights Agreement. Additionally, in order to induce the Buyers to purchase the 2007 Debentures and Warrants, the Company and certain officers and directors of the Company, in their respective capacities as stockholders, entered into a Voting Agreement. Below is a summary of the 2007 Debenture private placement. The full text of the 2007 Debentures, the Warrants and the other related agreements contained in the Company’s Current Report on Form 8-K, and the Exhibits thereto, filed with the SEC on February 16, 2007.

     Each 2007 Debenture originally had a stated maturity date of February 16, 2009, which was subsequently extended to February 16, 2010 pursuant to the Third Amendment (the terms of the Third Amendment are described below). Interest on the outstanding principal amount of each 2007 Debenture is payable by the Company on a quarterly basis at the prime rate, as published in The Wall Street Journal (currently 6.00% per annum). Subject to the satisfaction of certain Equity Conditions (as defined in the 2007 Debentures), interest is payable in shares of Common Stock or, if the Company provides notice, it may elect to pay interest in cash. The Company currently does not meet the Equity Conditions due to the Company’s non-compliance with Nasdaq listing standards and thus it is required to pay such interest in cash. During fiscal year 2007, the Company paid the holders of the 2007 Debentures interest of, in the aggregate, $422,931 in cash.
     At the election of each holder of the 2007 Debentures, the outstanding principal amount under each 2007 Debenture (plus any accrued but unpaid interest) may be converted into shares of Common Stock at an “Initial Conversion Price” of $1.42 (the Initial Conversion Price was subsequently reduced to $1.00 by the Second Amendment which is described below).
     On March 17, 2007, the Company and the majority holders of the 2007 Debentures entered into a letter agreement (the “First Amendment”) in which they amended the 2007 Debentures. The First Amendment modifies the 2007 Debenture covenant restricting payment of Permitted Indebtedness during an Event of Default (both such terms are defined in the 2007 Debentures) by permitting payment of interest or principal in respect to Permitted Pari Passu Indebtedness (as defined in the 2007 Debentures) so long as such payments are made on a pro rata basis with the holders of the 2007 Debentures, based on their respective principal amounts. The complete text of the First Amendment is contained in the Company’s Current Report on Form 8-K/A, and Exhibit 10.1 thereto, filed with the SEC on March 19, 2007.
     On July 25, 2007, the Company and the majority holders of the 2007 Debentures executed a letter agreement (the “Second Amendment”) in which they amended the 2007 Debentures and certain other agreements entered into by the Company and the investors in connection with the sale of the 2007 Debentures. Under the Second Amendment the investors agreed to eliminate the registration obligations of the Company in exchange for (i) certain covenants by the Company to enable the investors to rely on Rule 144(d) for potential future sales of the Common Stock which underlies the 2007 Debentures, (ii) a reduction of the initial conversion price of the 2007 Debentures from $1.42 to $1.00, and (iii) a reduction of the exercise price of those warrants previously issued to certain Buyers in connection with the Series C offering. The complete text of the Second Amendment is contained in the Company’s Current Report on Form 8-K, and Exhibit 10.2 thereto, filed with the SEC on July 26, 2007.
     On February 5, 2008, the Company and the majority holders of the 2007 Debentures executed a letter agreement (the “Third Amendment”) in which they amended the 2007 Debentures to, among other things: (a) increase the aggregate outstanding principal amount of 2007 Debentures held by each holder thereof by 20%; (b) revise the definition of the term “Eligible Market” to include the OTC Bulletin Board thus enabling the Common Stock to be quoted on the OTC Bulletin Board without adverse effect to the Company under the 2007 Debentures; (c) revise the definition of the term “Maturity Date” to extend such date to February 16, 2010; (d) modify the “Cash to Unsecured Indebtedness Ratio Test” to provide that (i) during the period commencing on February 5, 2008 through July 1, 2008, the Company is not subject to the Cash to Unsecured Indebtedness Ratio Test and (ii) from July 1, 2008 until such time as the 2007 Debentures are no longer outstanding, the Company must maintain a Cash to Unsecured Indebtedness Ratio of at least 0.25 to 1.0, which represents a reduction of the Cash to Unsecured Indebtedness Ratio the Company was previously obligated to maintain. The complete text of the Third Amendment is contained in the Company’s Current Report on Form 8-K, and Exhibit 10.1 thereto, filed with the SEC on February 5, 2008.

Series C2 Letter Agreements
     First Series C2 Letter Agreement
     On February 15, 2007, the Company entered into a letter agreement (the “First Series C2 Letter Agreement”) with each holder of its Series C2 Preferred Stock under which the Company agreed to deliver Interim Conversion Election Notices (as such term is defined in the Certificate of Designations for the Series C2 Preferred Stock ) to convert 50% of each holder’s shares of Series C2 Preferred Stock into Common Stock between the date of such letter agreement and June 15, 2008. As provided in the Certificate of Designations of the Series C2 Preferred Stock, the closing sale price for the Common Stock on the date immediately preceding the date of each conversion notice under the First Series C2 Letter Agreement was required to be at least (i) 114% of the applicable conversion price (if the applicable closing sale price was $1.25 or less) or (ii) 108% of the applicable conversion price (if the applicable closing sale price was greater than $1.25). The Company agreed that it would not deliver conversion notices under the First Series C2 Letter Agreement to effect aggregate conversions of more than $400,000 of Series C2 Preferred Stock during any 10 trading day period. Each holder of Series C2 Preferred Stock waived the volume restrictions contained in the Certificate of Designations of the Series C2 Preferred Stock with respect to the conversions under the First Series C2 Letter Agreement.
     Second Series C2 Letter Agreement
     On May 30, 2007, the Company and the holders of its Series C2 Preferred Stock entered into a letter agreement (the “Second Series C2 Letter Agreement”) which amended the First Series C2 Letter Agreement. The Second Series C2 Letter Agreement provided an extention until July 15, 2007 for conversions of the remaining $600,000 of Series C2 Preferred Stock that was covered under the First Series C2 Letter Agreement.
     Third Series C2 Letter Agreement
     On December 14, 2007, the Company entered into a letter agreement (the “Third Series C2 Letter Agreement”) with Portside Growth & Opportunity Fund, a holder of the Company’s Series C2 Preferred Stock, pursuant to which the Company agreed to, between the date of such letter agreement and February 28, 2008, deliver Company Interim Conversion Election Notices (as such term is defined in the Certificate of Designations of the Series C2 Preferred Stock) to convert 100% of such holder’s shares (approximately $600,000 in total) of Series C2 Preferred Stock into shares of Common Stock.
     As provided in the Certificate of Designations of the Series C2 Preferred Stock, the closing sale price for the Company’s common stock on the date immediately preceding the date of each Company Interim Conversion Election Notice was required to be at least 114% of the applicable conversion price (if the applicable closing sale price was $1.25 or less) or 108% of the applicable conversion price (if the applicable closing sale price was greater than $1.25).
     Under the letter agreement, the Company also agreed it would not deliver Company Interim Conversion Election Notices to effect aggregate conversions of more than $150,000 of Series C2 Preferred Stock during any 10 consecutive trading day period.
     As stated above, as of the Record Date, none of the Company’s Series C2 Convertible Preferred Stock remained outstanding.
Horizon Securities Purchase and Sale Agreement
     On October 19, 2007, the Company entered into a Securities Purchase and Sale Agreement (the “Horizon Agreement”) with Horizon Fuel Cell Technologies Pte Ltd., a company limited by shares organized under the laws of the Republic of Singapore (a privately held company) (“Horizon”), pursuant to which the Company issued to Horizon 7,936,508 shares of Common Stock, and, in exchange therefor, Horizon issued to the Company a convertible promissory note in the aggregate principal amount of $5,000,000 (the “Horizon Note”), which, on November 19, 2007, automatically converted into 33,740 of Horizon’s ordinary shares (the “Horizon Shares”) which represented approximately 6.7% of Horizon’s outstanding voting share capital.
     The Horizon Agreement contains customary representations, warranties and covenants by the Company and Horizon, including covenants that each party shall (i) indemnify the other party for, among other things, losses incurred as a result of breaches of the indemnifying party’s representations, warranties and covenants under the Horizon Agreement, (ii) have, subject to certain restrictions, the right to designate one non-voting board observer to the other party’s board of directors, (iii) not sell, transfer or otherwise dispose of shares received pursuant to the Horizon Agreement for a period of one year after the date of the Horizon Agreement (the “Lock-Up Period”), and (iv) vote the shares received pursuant to the Horizon Agreement in accordance with the recommendation of the relevant issuer’s board of directors during the Lock-Up Period.
     Additionally, subject to obtaining any necessary waivers and approvals from the holders of existing registration rights, the Company agreed to prepare and file with the SEC a registration statement no later than 90 days prior to the expiration of the Lock-Up Period registering Horizon’s resale of the shares of its Common Stock under the Securities Act, if and to the extent such shares would not be freely transferable without volume limitations in the absence of such registration at the expiration of the Lock-Up Period.
     On October 19, 2007, in connection with the execution of the Horizon Agreement, and attached as an exhibit thereto, the Company and Horizon entered into a non-binding letter of intent (the “LOI”) that sets forth the terms of a proposed amendment (the “Horizon Amendment”) to a Joint Development and Licensing Agreement, dated as of August 10, 2007, between the Company and Horizon (the “Horizon JDA”). Pursuant to the terms set forth in the LOI, the Horizon Amendment would provide that the Company and Horizon collaborate on an expanded range of products, marketing, and manufacturing efforts as well as granting preferential product pricing. As of the date of the mailing of this Proxy Statement the Company and Horizon were still negotiating the terms of the Horizon Amendment. Under the Horizon JDA, the Company is entitled to receive $150,000 in cash payments from Horizon.
Letter Agreement with Adam Briggs
     On March 13, 2008, the company entered into an agreement with Adam Briggs, the Company’s President, under which the Company agreed to provide post employment payments to Mr. Briggs in the event of the termination of Mr. Briggs’ employment by the Company without cause or the termination of Mr. Briggs’ employment by Mr. Briggs for Good Reason. This agreement is intended to provide Mr. Briggs with near term assurance of his continued employment with the Company other than under circumstances which would be grounds for termination for cause. The Letter Agreement with Mr. Briggs is described on page 14.
Chairman’s Award
     In February 2008, L.J. “Bud” Evans, Jr., a member of the Board, was awarded options to purchase 300,000 shares of Common Stock at an exercise price of $0.23 per share. Of these options, 150,000 vested immediately, while the remaining 150,000 options shall vest upon the completion of (a) a significant equity investment by a non-US company or one of its subsidiaries in the Company or one of its subsidiaries or (b) the significant financial support over a meaningful time period of operations of the Company or one of its subsidiaries as determined in the sole discretion of the Board of Directors. The Board of Directors reserves the right to include other milestones which are significant to the Company. The options were awarded by the Board of Directors upon recommendation of the Compensation Committee in recognition of Mr. Evans’

contributions towards (i) the organization of the Advisory Board, (ii) his efforts in connection with the development of certain partnership opportunities for the Company with various agencies of the state of South Carolina, and (iii) his efforts in connection with identifying and conducting preliminary discussions with a potential foreign investor and/or joint venture partner.
Advisory Board
     On September 20, 2007, the Board established an advisory board (the “Advisory Board”) to assist the Board of Directors and senior management of the Company in promoting the Company’s products and technology to the appropriate government and military agencies and prime military contractors with the objective of enhancing the use of those products and the widespread adoption of the technology in a wide range of targeted applications. On that date, the Company’s Board authorized the Company’s entry into a consulting agreement with Mr. Evans, (the “Chairman Consulting Agreement”) pursuant to which, Mr. Evans agreed to serve as the Chairman of the Advisory Board and the Company agreed to pay or award to Mr. Evans for each full year during which he serves as a consultant, pro rated for 2007 and for any other period of less then a full year, the following: an honorarium of $7,500, a fee of $1,000 for each Advisory Board meeting Mr. Evans attends, and options to purchase 75,000 shares of the Company’s common stock. Pursuant to the Chairman Consulting Agreement, the Company paid or awarded to Mr. Evans for the remainder of 2007, an honorarium of $2,500, a meeting fee of $1,000, and options to purchase 25,000 shares of Common Stock. The Company may terminate the Chairman Consulting Agreement at anytime for any reason, including, a finding by the Board that Mr. Evans’ relationship with the Company under the such agreement shall cause him to no longer be an “independent director” as defined under Nasdaq Marketplace Rule 4200(a)(15).
RATIFICATION OF THE APPOINTMENT OF THE
COMPANY’S INDEPENDENT PUBLIC ACCOUNTANTS
(PROPOSAL 2)
     Effective March 7, 2000, the Company engaged the accounting firm of Ernst & Young LLP as the Company’s principal independent accountants. The Board of Directors approved the recommendation of the Audit Committee for the appointment of Ernst & Young LLP to audit the financial statements of the Company for the fiscal year ending December 31, 2008. If the stockholders do not ratify the appointment of Ernst & Young LLP, the Audit Committee may reconsider its selection.
     Ernst & Young LLP performed various audit and other services for the Company during fiscal year 2007. Such services included an audit of annual financial statements, interim reviews of quarterly financial statements, review and consultation connected with certain filings with the SEC, financial accounting and reporting matters, and meetings with the Audit Committee of the Board of Directors.
     Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and to be available to respond to appropriate questions.
FEES PAID TO THE COMPANY’S AUDITORS
     Set forth below is certain information concerning fees billed to the Company by Ernst & Young LLP in respect of services provided in fiscal years 2007 and 2006. The Audit Committee has determined that the provision of the provided services is compatible with maintaining the independence of Ernst & Young LLP.

	FY 2006	FY 2007
Audit Fees	$387,143	$386,000
Audit Related Fees	$1,500	$1,500
Tax Fees	$0	$0
All Other Fees	$8,000	$0
     Audit Fees. Annual audit fees relate to services rendered in connection with the audit of the annual financial statements included in the Company’s Form 10-K filing, the quarterly reviews of financial statements included in the Company’s Form 10-Q filings, registration statement consent procedures, and the review associated with the Horizon Agreement and the transactions contemplated thereby.
     Audit Related Fees. The audit-related fees for fiscal 2006 and 2007 were for fees related to a subscription to Ernst & Young’s online accounting and auditing research tool.

     Other Fees. The other fees for fiscal 2006 were for services rendered to the Company by Ernst & Young LLP for an executive compensation study.
There were no tax fees for professional services rendered by Ernst & Young LLP for fiscal years 2006 or 2007, respectively.
PRE-APPROVAL POLICIES
     The Audit Committee pre-approves all audit and non-audit services provided by the Company’s independent auditors prior to the engagement of the independent auditors with respect to such services. The Audit Committee pre-approved 100% of the audit fees and 100% of the audit related fees for fiscal years 2006 and 2007.
THE BOARD OF DIRECTORS RECOMMENDS
THAT THE STOCKHOLDERS VOTE
“FOR”
RATIFICATION AND APPROVAL OF THE
APPOINTMENT OF ERNST & YOUNG LLP
AS INDEPENDENT ACCOUNTANTS
FOR THE COMPANY FOR FISCAL YEAR 2008.

APPROVAL OF AN AMENDMENT TO THE CERTIFICATE OF
INCORPORATION TO BE IMPLEMENTED BY THE BOARD OF
DIRECTORS AT ANY TIME PRIOR TO THE FIRST ANNIVERSARY
OF THE ANNUAL MEETING WHICH WILL: (i) EFFECT A REVERSE
STOCK SPLIT OF THE COMPANY’S OUTSTANDING COMMON STOCK
AT A RATIO OF NOT LESS THAN ONE-FOR-
FIVE AND NOT GREATER THAN ONE-FOR-TWENTY, WITH THE
EXACT RATIO TO BE SET AT A WHOLE NUMBER WITHIN THIS
RANGE TO BE DETERMINED BY THE BOARD OF DIRECTORS IN
ITS DISCRETION, AND (ii) TO REDUCE THE NUMBER OF
AUTHORIZED SHARES OF COMMON STOCK
FROM 120,000,000 TO 70,000,000 SHARES;
(Proposal 3)
Introduction
     The Board is recommending that the stockholders approve an amendment, a form of which is attached hereto as Appendix B, to the Certificate of Incorporation to effect a reverse stock split of the Company’s outstanding shares of Common Stock at a ratio of not less than one-for-five and not more than one-for-twenty and to reduce the number of authorized shares of Common Stock from 120,000,000 to 70,000,000 shares (together, the “Reverse Split”). If this proposal is approved, the Board will have the authority to decide, within twelve months from the Annual Meeting, whether to implement the Reverse Split and, if implemented, the ratio at which to effect the Reverse Split, within the approved range. The Board believes that the approval of this proposal along with the grant of such discretion to the Board of Directors entailed by such approval will provide the Board with the ability to react to changing market conditions to best ensure that the purposes of the Reverse Split, if implemented, will be achieved. If the stockholders approve this proposal, the Board would implement the Reverse Split only upon the Board’s determination that such Reverse Split would be in the best interests of the Company at that time. No further action on the part of stockholders would be required to either implement or abandon the Reverse Split.
     If the Board decides to implement the Reverse Split, it will become effective upon the filing of the amendment to the Company’s Certificate of Incorporation with the Secretary of State of the State of Delaware (the “Effective Date”). If so implemented, the number of issued and outstanding shares of Common Stock shall be reduced in accordance with the ratio selected by the Board or committee and the total number of authorized shares of Common Stock would be reduced from the current total of 120,000,000 shares to 75,000,000 shares. The Board of Directors may elect not to implement the Reverse Split at its sole discretion, even if this proposal to grant the Board of Directors the discretion to affect the Reverse Split is approved by the Company’s stockholders.
Objectives of the Proposed Reverse Split
     The Board’s primary objective in seeking stockholder approval for the Reverse Split is to raise the per share trading price of the Common Stock. The Board believes that this would, among other things, (i) better enable the Company to maintain the listing of its Common Stock on the Nasdaq Capital Market, and (ii) facilitate higher levels of institutional stock ownership, where investment policies generally prohibit investments in lower-priced securities.

Background of the Proposed Reverse Split
     Our Common Stock is currently listed on the Nasdaq Capital Market. To maintain the continued listing of the Common Stock on the Nasdaq Capital Market, we are required to satisfy certain listing standards promulgated by The Nasdaq Stock Market (“Nasdaq”). Such standards require, among other things, that the closing bid price of the Common Stock not be less than $1.00 per share for 30 consecutive trading days. If a delisting from the Nasdaq Capital Market were to occur, the Common Stock would trade on the OTC Bulletin Board or in the “pink sheets.”
     On April 23, 2007, the Company received a letter (the “Letter”) from The Nasdaq Stock Market (“Nasdaq”) notifying the Company that for 30 consecutive trading days prior to the date of the Letter, the minimum bid price per share of the Company’s listed securities had been below the minimum bid price per share of $1.00 as required for continued inclusion on the Nasdaq Capital Market by Marketplace Rule 4310(c)(4) (the “Rule”).
     In accordance with Marketplace Rule 4310(c)(8)(D), Nasdaq provided the Company with a grace period of 180 calendar days, or until October 22, 2007, to regain compliance. On October 23, 2007, the Company received a second letter from Nasdaq notifying the Company that it met all initial listing criteria for the Nasdaq Capital Market set forth in Marketplace Rule 4310(c), except for the bid price requirement, and that, as a result, the Company was provided with an additional 180 calendar days, or until April 21, 2008, in which to regain compliance with the Rule.
Rational For the Proposed Reverse Split
     There are two reasons why the Board believes it would be in the best interests of the Company for the stockholders to approve the Reverse Split. First, the Board believes the Nasdaq Capital Market is the preferred listing market for the Common Stock. Second, the Board believes that an increased stock price may encourage investor interest and improve the marketability of the Common Stock to a broader range of investors, and thus improve liquidity.
     If the Common Stock is delisted from the Nasdaq Capital Market, it would trade on the OTC Bulletin Board or in the “pink sheets.” The Board of Directors believe that these alternative markets have significantly lower trading volume and are much less efficient than the Nasdaq Capital Market and, as such, trading on such markets may negatively impact the liquidity of the Common Stock and the Company’s ability to obtain future financing on favorable terms.
     The Board further believes that an increased stock price may encourage investor interest and improve the marketability of the Common Stock to a broader range of investors, and thus improve liquidity. Because of the trading volatility and higher handling costs often associated with low-priced stocks, many brokerage firms and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers, which reduces the number of potential buyers of the Common Stock. The Board believes that the anticipated higher market price resulting from the Reverse Split would enable institutional investors and brokerage firms with policies and practices such as those described above to invest in the Common Stock.
Material Effects of Proposed Reverse Split
     The Board believes that the Reverse Split will increase the price level of the Common Stock and, as a result, will enable the Company to regain compliance with the Nasdaq Capital Market’s minimum bid price requirements and generate interest in the Company among investors. The Board cannot predict, however, the effect of the Reverse Split upon the market price for the Common Stock, and the history of similar reverse stock splits for companies in like circumstances has varied. The market price per share of Common Stock after the Reverse Split may not rise in proportion to the reduction in the number of shares of Common Stock outstanding resulting from the Reverse Split. If the Reverse Split is effected and the market price of the Common Stock declines, the percentage decline as an absolute number and as a percentage of the Company’s overall market capitalization may be greater than would occur in the absence of the Reverse Split. The market price per share of the Common Stock post- Reverse Split may not remain in excess of the $1.00 minimum bid price as required by Nasdaq, or the Company may fail to meet the other requirements for continued listing on the Nasdaq Capital Market resulting in the delisting of the Common Stock. The market price of the Common Stock may also be affected by the Company’s performance and other factors, the effect of which the Board cannot predict.
     The Reverse Split will affect all stockholders of the Company uniformly and will not affect any stockholder’s percentage ownership interest or proportionate voting power, except to the extent that the Reverse Split results in any stockholder owning a fractional share. In lieu of issuing fractional shares, the Company will make arrangements with the Company’s transfer agent to aggregate all fractional shares otherwise issuable in the Reverse Split and sell these whole shares as soon as possible after the Effective Date at then prevailing market prices on the open market on behalf of those holders, and then pay each such holder his, her or its pro rata potion of the sale proceeds.

     The principal effects of the Reverse Split will be that (i) the number of shares of Common Stock issued and outstanding will be reduced from 74,142,825 shares as of February 22, 2007 to a range of 3,902,254 (in the event a one-for-twenty ratio is chosen) to 14,828,565 (in the event a one-for-five ratio is chosen) shares, depending on the exact split ratio chosen by the Board, (ii) the conversion ratio for all outstanding shares of the Preferred Stock will be adjusted such that the number of shares of Common Stock issuable upon the conversion of the Preferred Stock will be reduced to one-fifth to one-twelfth of the number of shares of Common Stock that were issuable upon conversion of the Preferred Stock immediately before the Effective Date, (iii) all outstanding options and warrants entitling the holders thereof to purchase shares of Common Stock will enable such holders to purchase, upon exercise of their options or warrants, one-fifth to one- twelfth of the number of shares of Common Stock which such holders would have been able to purchase upon exercise of their options or warrants immediately before the Effective Date, at an exercise price equal to five to twenty times the exercise price specified immediately before the Effective Date, such that the same aggregate price would be required to be paid upon exercise thereof as would be required immediately before the Effective Date, and (iv) the number of shares reserved for issuance pursuant to the Company’s existing benefit plans will be reduced by the Compensation Committee to one-fifth to one-twelfth of the number of shares included in such plan immediately before the Effective Date.
     As a summary and for illustrative purposes only, the following table reflects the approximate number of shares of the Common Stock that would be outstanding as a result of potential reverse stock split ratios within the proposed range based on 74,142,825 shares of the Common Stock outstanding as of the record date:

Proposed
Reverse	Percentage	Shares to be
Split	reduction	outstanding
1:5	80%	14,828,565
1:6	83%	12,357,138
1:7	86%	10,591,832
1:8	88%	9,267,853
1:9	89%	8,238,092
1:10	90%	7,414,283
1:11	91%	6,740,257
1:12	92%	6,178,569
1:13	92%	6,178,569
1:14	93%	5,703,294
1:15	93%	5,295,916
1:16	94%	4,942,855
1:17	94%	4,633,927
1:18	94%	4,361,343
1:19	95%	4,119,046
1:20	95%	3,902,254
     The Reverse Split will not affect the par value of the Common Stock. As a result, on the Effective Date, the stated capital on the Company’s balance sheet attributable to the Common Stock will be reduced to between one-fifth and one-twentieth of its present amount, depending on the exact ratio selected, and the Company’s additional paid-in capital account will be credited in the amount by which the stated capital is reduced. The per share net income or loss and net book value of the Common Stock will be retroactively increased for each period because there will be fewer shares of Common Stock outstanding.
     The amendment will not change the terms of the Common Stock. After the Reverse Split, the shares of Common Stock will have the same voting rights and rights to dividends and distributions and will be identical in all other respects to the Common Stock now authorized. The Common Stock issued pursuant to the Reverse Split will remain fully paid and non-assessable. The Reverse Split is not intended as, and will not have the effect of, a “going private transaction” covered by Rule 13e-3 as promulgated under the Exchange Act. Following the Reverse Split, the Company will continue to be subject to the periodic reporting requirements of the Exchange Act.
     The Reverse Split will not change the number of outstanding shares of Preferred Stock or the terms of the Preferred Stock, except that the conversion ratio for all outstanding shares of the Preferred Stock, and the dividend rate of the Series B-1 Preferred Stock, will be adjusted upon the Effective Date as described above.
Factors Influencing the Board’s Discretion in Implementing the Reverse Split
     The Board of Directors intends to implement the Reverse Split if it believes that this action is in the best interests of the Company. Such determination shall be based upon certain factors, including but not limited to: existing and expected marketability and liquidity of the Common Stock, prevailing market conditions, the Nasdaq Capital Market’s listing criteria, and the likely effect on the market price of the Common Stock.
     In determining the Reverse Split ratio, the Board of Directors will consider numerous factors, including the historical and projected performance of the Common Stock, the Company’s projected performance, prevailing market and industry conditions and general economic trends, and will place emphasis on the expected closing price of the Company’s Common Stock over the short and longer period following the effectiveness of the Reverse Split with a view to enabling the Company to meet, for the foreseeable future, the Nasdaq Capital Market’s minimum bid price requirement for continued listing.

Procedure for Effecting the Proposed Reverse Split and Exchange of Stock Certificates
     If the Reverse Split is approved by the Company’s stockholders, and the Board determines it is in the best interests of the Company to effect the Reverse Split, the Reverse Split would become effective at such time as the amendment to the Company’s Certificate of Incorporation, the form of which is attached as Appendix B to this proxy statement, is filed with the Secretary of State of Delaware. Upon the filing of the amendment, all of the Company’s existing Common Stock will be converted into “New Common Stock” as set forth in the amendment.
     As soon as practicable after the Effective Date, stockholders will be notified that the Reverse Split has been implemented. American Stock Transfer and Trust Company, the Company’s transfer agent, will act as exchange agent for purposes of implementing the exchange of stock certificates. Holders of pre-Reverse Split shares will be asked to surrender to the exchange agent certificates representing pre- Reverse Split shares in exchange for certificates representing post-Reverse Split shares in accordance with the procedures to be set forth in a letter of transmittal that will be delivered to the Company’s stockholders. No new certificates will be issued to a stockholder until the stockholder has surrendered to the exchange agent his, her or its outstanding certificate(s) together with the properly completed and executed letter of transmittal. STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATES AND SHOULD NOT SUBMIT ANY CERTIFICATES UNTIL REQUESTED TO DO SO. Stockholders whose shares are held by their stockbroker do not need to submit old share certificates for exchange. These shares will automatically reflect the new quantity of shares based on the Reverse Split. Beginning on the Effective Date, each certificate representing pre-Reverse Split shares will be deemed for all corporate purposes to evidence ownership of post-Reverse Split shares.
No Dissenters Rights
     Under the Delaware General Corporation Law, stockholders will not be entitled to dissenter’s rights with respect to the proposed amendment to the Certificate of Incorporation to affect the Reverse Split, and the Company does not intend to independently provide stockholders with any such right.
Certain U.S. Federal Income Tax Consequences of the Reverse Split
     The following is a summary of certain U.S. federal income tax consequences relating to the Reverse Split as of the date hereof and does not purport to be complete. Except where noted, this summary deals only with a stockholder who holds Common Stock as a capital asset.
     For purposes of this summary, a “U.S. holder” means a beneficial owner of Common Stock who is any of the following for U.S. federal income tax purposes: (i) a citizen or resident of the United States, (ii) a corporation created or organized in or under the laws of the United States, any state thereof, or the District of Columbia, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (iv) a trust if (1) its administration is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all of its substantial decisions, or (2) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person. A non-U.S. holder of Common Stock is a stockholder who is not a U.S. holder.
     This summary is based upon provisions of the Code, and regulations, rulings and judicial decisions as of the date hereof. Those authorities may be changed, perhaps retroactively, so as to result in U.S. federal income tax considerations different from those summarized below. This summary does not represent a detailed description of the U.S. federal income tax consequences to a stockholder in light of his, her or its particular circumstances. In addition, it does not represent a description of the U.S. federal income tax consequences to a stockholder who is subject to special treatment under the U.S. federal income tax laws and does not address the tax considerations applicable to stockholders who may be subject to special tax rules, such as:
•	partnerships

•	financial institutions;

•	insurance companies;

•	real estate investment trusts;

•	regulated investment companies;

•	grantor trusts;

•	tax-exempt organizations;

•	dealers or traders in securities or currencies;

•	stockholders who hold Common Stock as part of a position in a straddle or as part of a hedging, conversion or integrated transaction for U.S. federal income tax purposes or U.S. holders that have a functional currency other than the U.S. dollar;

•	stockholders who actually or constructively own 10 percent or more of the Company’s voting stock; or

•	a non-U.S. holder who is a U.S. expatriate, “controlled foreign corporation” or “passive foreign investment company.”
     Moreover, this description does not address the U.S. federal estate and gift tax, alternative minimum tax or other tax consequences of the reverse stock split.
     If an entity classified as a partnership for U.S. federal income tax purposes holds Common Stock, the tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership.
     Each stockholder should consult his, her or its own tax advisers concerning the particular U.S. federal tax consequences of the reverse stock split, as well as the consequences arising under the laws of any other taxing jurisdiction, including any state, local or foreign income tax consequences.
     To ensure compliance with Treasury Department Circular 230, each holder of Common Stock is hereby notified that: (a) any discussion of U.S. federal tax issues in this proxy statement is not intended or written to be used, and cannot be used, by such holder for the purpose of avoiding penalties that may be imposed on such holder under the Code; (b) any such discussion has been included by the Company in furtherance of the reverse stock split on the terms described herein; and (c) each such holder should seek advice based on its particular circumstances from an independent tax advisor.
     U.S. Holders. Generally, the Reverse Split will not result in the recognition of gain or loss by a U.S. holder for U.S. federal income tax purposes (except to the extent of cash received in lieu of a fractional share). The aggregate adjusted basis of the new shares of Common Stock will be the same as the aggregate adjusted basis of the Common Stock exchanged for such new shares, reduced by the amount of the adjusted basis of any Common Stock exchanged for such new shares that is allocated to the fractional share for which cash is received. The holding period of the new, post-Reverse Split shares of the Common Stock resulting from implementation of the Reverse Split will include a U.S. holder’s holding periods for the pre-Reverse Split shares. A stockholder who receives cash in lieu of a fractional share of new Common Stock generally will recognize taxable gain or loss equal to the difference, if any, between the amount of cash received and the portion of the stockholder’s aggregate adjusted tax basis in the shares of old common stock allocated to the fractional share. If the shares of pre-Reverse Split shares of Common Stock allocated to the fractional shares were held by the stockholder as capital assets, the gain or loss resulting from the payment of cash in lieu of the issuance of a fractional share will be taxed as capital gain or loss. Such capital gain or loss will be short term if the pre-Reverse Split shares were held for one year or less and long term if held more than one year.
     Non U.S. Holders. A non-U.S. holder of the Company’s Common Stock generally will not be subject to U.S. federal income tax with respect to any gain recognized as a result of cash received in lieu of a fractional share in connection with the Reverse Split; provided, however, that gain will be subject to tax if (i) the gain is effectively connected with a trade or business of the non-U.S. holder in the U.S. (in which case, for a non-U.S. holder that is a foreign corporation, the branch profits tax may also apply), and, where a tax treaty applies, is attributable to a U.S. permanent establishment of the non-U.S. holder, (ii) the gain is recognized by a non-U.S. holder who is present in the United States for 183 or more days in the taxable year of the Reverse Split and certain other conditions are met, or (iii) the Company is or has been a “U.S. real property holding corporation” for U.S. federal income tax purposes. The Company believes it currently is not and it does not anticipate becoming, a “U.S. real property holding corporation” for U.S. federal income tax purposes.
     Information Reporting and Backup Withholding. Payment of cash in lieu of fractional shares within the United States or conducted through certain U.S. related financial intermediaries is subject to both backup withholding and information reporting unless the beneficial owner certifies under penalties of perjury that it is not a U.S. holder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a U.S. holder) or the stockholder otherwise establishes an exemption. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against such stockholder’s U.S. federal income tax liability provided the required information is furnished to the Internal Revenue Service.

Appendix Relating to Proposal No. 1.
The form of an amendment to the Company’s Certificate of Incorporation is attached to this proxy statement as Appendix B.
THE BOARD OF DIRECTORS RECOMMENDS THAT THE
STOCKHOLDERS VOTE
“FOR”
THE PROPOSAL TO APPROVE AN AMENDMENT TO THE
CERTIFICATE OF INCORPORATION TO BE IMPLEMENTED BY
THE BOARD OF DIRECTORS AT ANY TIME PRIOR TO THE
FIRST ANNIVERSARY OF THE ANNUAL MEETING WHICH
WILL: (i) EFFECT A REVERSE STOCK SPLIT OF THE
COMPANY’S OUTSTANDING COMMON STOCK AT A
RATIO OF NOT LESS THAN ONE-FOR-FIVE AND
NOT GREATER THAN ONE-FOR-TWENTY, WITH THE EXACT
RATIO TO BE SET AT A WHOLE NUMBER WITHIN THIS
RANGE TO BE DETERMINED BY THE BOARD OF DIRECTORS
IN ITS DISCRETION, AND (ii) TO REDUCE THE NUMBER OF
AUTHORIZED SHARES OF COMMON STOCK
FROM 120,000,000 TO 70,000,000 SHARES
APPROVAL OF THE AMENDED AND RESTATED STOCK
OPTION PLAN TO INCREASE OF NUMBER OF SHARES OF
COMMON STOCK ISSUABLE THEREUNDER FROM 8,500,000 TO
13,500,000 SHARES
(Proposal 4)
     On February 27, 2008, the Company’s Board of Directors, subject to shareholder approval, amended and restated the Company’s Stock Option Plan (the “Amended and Restated Stock Option Plan”), to increase the number of shares of Common Stock issuable under the Stock Option Plan from 8,500,000 shares to 13,500,000 shares. The Company is seeking shareholder approval for the Amended and Restated Stock Option Plan.
     The purpose of the Amended and Restated Stock Option Plan is to help attract, retain and motivate key employees, members of management, and critical technical employees. The Board of Directors believes that stock options and other stock-based awards play an important role in the success of the Company by encouraging and enabling key employees, members of management, and critical technical employees to acquire a proprietary interest in the Company, and by assisting the Company in retaining such personnel while conserving the Company’s cash. By continuing to provide such stock-based compensation, the Company will continue to align the interests of such key employees with those of the Company and its stockholders and focus the attention of management on the long term success of the Company.
Reasons for Seeking Shareholder Approval
     The Board of Directors believes that the proposed increase in the number of shares reserved for issuance under the Stock Option Plan is essential to permit the Company’s management to implement Retention Plan (as described below) and to continue to provide stock-based incentive compensation to present and future key employees.
      On February 27, 2008, the Company’s Board of Directors authorized the Company to implement an employee retention plan (the “Retention Plan”) based upon certain specified guidelines. Under the Retention Plan, named executive officers will be awarded Restricted Shares (as such term is defined in the Amended and Restated Stock Option Plan) that will vest at year end 2008. All other employees of the Company shall be awarded Stock Bonus Awards (as such term is defined in the Amended and Restated Stock Option Plan), at year end 2008. The amount of such awards that shall vest or be granted is determined upon the achievement of specific quarterly milestones, with a certain amount ascribed to each milestone. The total grant pool under the Retention Plan is 4,025,000 shares of Common Stock. All officers and employees of the Company shall be entitled to participate in the Retention Plan.
     Accordingly, the Board of Directors recommends that the stockholders approve the Amended and Restated Stock Option Plan to effect an increase by 5,000,000 the number of shares of Common Stock reserved for issuance under such plan from 8,500,000 to 13,500,000 shares.
     Description of the Stock Option Plan
     The following summary is qualified in its entirety by the full text of the Amended and Restated Stock Option Plan. Stockholders who desire a more complete understanding of the Amended and Restated Stock Option Plan are urged to review the entire text of such plan A copy of the Amended and Restated Stock Option Plan is attached to this Proxy Statement as Appendix C. Any references to the Stock Option Plan below apply equally to the Amended and Restated Stock Option Plan unless explicitly stated otherwise.
     The Stock Option Plan was adopted in July 2000 and amended in each of January 2001, December 2001, and April 2002. The Stock Option Plan is administered by the Compensation Committee of the Board of Directors. Presently, 8,500,000 shares of Common Stock have been reserved for issuance under the Stock Option Plan. If the stockholders approve the Amended and Restated Stock Option Plan, an additional 5,000,000 shares of Common Stock will be reserved for issuance thereunder. As of February 22, 2008, options to purchase 2,826,839 shares of Common Stock and 1,009,790 shares of Restricted Stock were outstanding under the Stock Option Plan.
     The Stock Option Plan provides for the granting of the following types of awards: stock options, stock appreciation rights, restricted stock awards, performance unit awards and stock bonus awards. The terms and conditions of each type of award granted under the Stock Option Plan are specified by the Board, in its sole discretion, in a written agreement between the Company and the participant. These awards may be granted to any of the Company’s employees, directors, officers or scientific advisors, or any of the Company’s other key advisors or consultants who are responsible for or contribute to the Company’s management, growth or success. Consultants and advisors must render bona fide services not in connection with the offer and sale of the Company’s securities in a capital-raising transaction or relating to the promotion or maintenance of a market for the Company’s securities. There are currently 39 employees, seven officers, and nine directors eligible to participate in the Stock Option Plan.
     The Stock Option Plan may be amended or terminated by the Board at any time, provided that no amendment requiring stockholder approval under Rule 16b-3 of the Exchange Act, applicable stock exchange or Nasdaq or other quotation system rules, or applicable Code provisions may be effected unless such approval is obtained. Also, no amendment, termination, or modification may materially adversely affect any outstanding award without the consent of the recipient.
     Description of the Types of Awards that may be Granted Under the Stock Option Plan
     Stock options. Stock options issuable under the Stock Option Plan may be incentive stock options within the meaning of Section 422 of the Code or non-qualified stock options. Only the Company’s employees are eligible to receive incentive stock options under the Stock Option Plan. The exercise price of any incentive stock option granted under the Stock Option Plan may in no event be less than 100% of the fair market value of the shares of Common Stock subject to the option on the date of grant, except that the exercise price of an incentive stock option granted to a stockholder who owns (or is deemed to own) more than 10% of the outstanding voting power of the Company may not be less than 110% of the fair market value of the shares of Common Stock subject to the option on the date of grant. The exercise price of any non-qualified stock option may be fixed by the Board, but in no event may it be less than the par value of the shares of Common Stock subject to the option on the date of grant. To avoid the imposition of accelerated or additional taxes under Section 409A of the Code, the Company typically refrains from issuing stock option grants with an exercise price of less than the of the fair market value of the shares of Common Stock subject to the option on the date of grant.
     Stock options granted under the Stock Option Plan are exercisable for a term fixed by the Compensation Committee that is no longer than 10 years, or 5 years in the case of incentive stock options granted to a stockholder who owns (or is deemed to own) more than 10% of the outstanding voting power of the Company, from the date of grant. Options granted under the Stock Option Plan may not be exercised prior to six months after the date of grant unless otherwise provided for by Compensation Committee.
     The Stock Option Plan includes certain provisions that may result in the accelerated vesting of outstanding options upon the termination of a participant’s Continuous Service (as such term is defined in the Stock Option Plan) with the Company or any subsidiary in connection with a Change of Control (as such term is defined in the Stock Option Plan).
     Stock appreciation rights. Stock appreciation rights issuable under the Stock Option Plan entitle a participant to receive an award equal to all, or a portion, of the excess of the fair market value of a specified number of shares of Common Stock at the time of exercise over a specified price (“Specified Price”), which shall not be less than 100% of the fair market value of the Common Stock at the time the right is granted or, if connected with a previously issued stock option, not less than 100% of the fair market value of the Common Stock at the time such stock option was granted. The Company may pay such amount in cash or in Common Stock, valued at its then fair market value, or both. To avoid the imposition of accelerated or additional taxes under Section 409A of the Code, the Company typically refrains from issuing stock appreciation rights with a Specified Price of less than the of the fair market value of the shares of Common Stock at the time of the grant.
     Stock appreciation rights granted under the Stock Option Plan are exercisable for a term fixed by the Compensation Committee that is no longer than 10 years from the date of grant. Stock appreciation rights granted under the Stock Option Plan may not be exercised prior to six months after the date of grant unless otherwise provided for by Compensation Committee.

     The Stock Option Plan includes certain provisions that may result in the accelerated vesting of outstanding stock appreciation rights upon the termination of a participant’s Continuous Service (as such term is defined in the Stock Option Plan) with the Company or any subsidiary in connection with a Change of Control (as such term is defined in the Stock Option Plan).
     Performance unit awards. Performance unit awards issuable under the Stock Option Plan entitle participants to future payments based upon the achievement of pre-established long-term performance objectives. The Compensation Committee shall establish a performance period and a value with respect to each performance unit award. The Compensation Committee will also establish maximum and minimum performance targets to be achieved during the applicable performance period. The achievement of maximum targets entitles a participant to payment with respect to the full value of a performance unit award. The achievement of less than the maximum targets, but in excess of the minimum targets, entitles a participant to payment with respect to a portion of a performance unit.
     Restricted stock awards. Restricted stock awards issuable under the Stock Option Plan consist of shares of Common Stock restricted against transfer and subject to a substantial risk of forfeiture until specific conditions are met. Such conditions may be based on continued employment with the Company and/or the achievement of pre-established performance objectives. Restricted stock shares issued under the plan, and the right to vote and to receive dividends with respect to such shares, may not be sold or otherwise transferred during the restriction period, except as provided in an agreement between a participant and the Company. Such participant, however, shall have all of the other rights of a stockholder, including the right to receive dividends and the right to vote such shares.
     The Stock Option Plan includes certain provisions that may result in the accelerated vesting of outstanding restricted stock awards upon the termination of a participant’s Continuous Service (as such term is defined in the Stock Option Plan) with the Company or any subsidiary in connection with a Change of Control (as such term is defined in the Stock Option Plan).
     Stock bonus awards. The Compensation Committee may grant a stock bonus award based upon performance in terms of growth in gross revenue, earnings per share or ratios of earnings to equity or assets or, with respect to participants not subject to Section 162(m) of the Code, such other measures or standards determined by the Compensation Committee. Performance objectives may be reduced or eliminated, but not increased, in order to take into account unforeseen events or changes in circumstances.
     Loans. The Compensation Committee may, in its sole discretion and to further the purpose of the Stock Option Plan, provide for loans to persons in connection with all or any part of an award under the Stock Option Plan. Loans will be evidenced by a loan agreement, promissory note or other instruments containing terms and conditions relating to interest, payment, schedules, collateral, forgiveness and acceleration as the Compensation Committee will prescribe from time to time. To comply with the ban on personal loans to any director and executive officer and equivalent thereof under Section 402 the Sarbanes-Oxley Act (“SOX”), the Company abstains from effecting such loans to such persons under the Stock Option Plan in accordance with Section 402 of SOX.
Federal Income Tax Consequences
     A participant will not generally recognize taxable income upon the grant of a Non-Qualified Stock Option to purchase shares of Common Stock. Upon exercise of the option, the participant will generally recognize ordinary income for federal income tax purposes equal to the excess of the fair market value of the shares over the exercise price. The tax basis of the shares in the hands of the participant will equal the exercise price paid for the shares plus the amount of ordinary compensation income the participant recognizes upon exercise of the option, and the holding period for the shares for capital gains purposes will commence on the day the option is exercised. A participant who sells any of the shares will recognize capital gain or loss measured by the difference between the tax basis of the shares and the amount realized on the sale. Subject to any applicable limitations, the Company will be entitled to a federal income tax deduction equal to the amount of ordinary compensation income recognized by the participant. The deduction will be allowed at the same time the participant recognizes the income.
     A participant will not generally recognize income upon the grant of an Incentive Stock Option to purchase shares of Common Stock and will not generally recognize income upon exercise of the option, provided the participant is an employee of the Company or a subsidiary at all times from the date of grant until three months prior to exercise. However, the amount by which the fair market value of the shares on the date of exercise exceeds the exercise price will be includable for purposes of determining the alternative minimum taxable income of a participant. If a participant who has exercised an Incentive Stock Option sells the shares acquired upon exercise more than two years after the grant date and more than one year after exercise, capital gain or loss will be recognized equal to the difference between the sales price and the exercise price. A participant who sells the shares within two years after the grant date or within one year after exercise will recognize ordinary compensation income in an amount equal to the lesser of the difference between (a) the exercise price and the fair market value of the shares on the date of exercise, and (b) the exercise price and the sales proceeds. Any remaining gain or loss will be treated as a capital gain or loss. Subject to any applicable limitations, the

Company will be entitled to a federal income tax deduction equal to the amount of ordinary compensation income recognized by the optionee in this case. The deduction will be allowable at the same time the participant recognizes the income.
     A participant will not generally recognize income upon the grant of performance units, restricted stock, or stock bonus shares. Upon vesting, the participant will generally recognize ordinary income for federal income tax purposes equal to the excess of the fair market value of the shares over the amount, if any, paid for such award. The tax basis of the shares in the hands of the participant will equal the amount, if any, paid for such award plus the amount of ordinary compensation income the participant recognizes upon vesting of the award, and the holding period for the award for capital gains purposes will commence on the day the award vests. A participant who sells any of the shares will recognize capital gain or loss measured by the difference between the tax basis of the shares and the amount realized on the sale. Subject to any applicable limitations, the Company will be entitled to a federal income tax deduction equal to the amount of ordinary compensation income recognized by the participant. The deduction will be allowed at the same time the participant recognizes the income.
THE BOARD OF DIRECTORS RECOMMENDS
THAT STOCKHOLDERS VOTE
“FOR”
THE PROPOSAL TO AMEND AND RESTATE THE
STOCK OPTION PLAN TO INCREASE THE
NUMBER OF SHARES ISSUABLE
UNDER THE STOCK OPTION PLAN
SUBMISSION OF STOCKHOLDER PROPOSALS FOR 2008 ANNUAL MEETING
     Any proposal or proposals by a stockholder intended to be included in the Company’s proxy statement and form of proxy relating to the 2008 annual meeting of stockholders must be received by the Company no later than December 19, 2007, pursuant to the proxy solicitation rules of the SEC. Nothing in this paragraph shall be deemed to require the Company to include in its proxy statement and proxy relating to the 2008 Annual Meeting of Stockholders any stockholder proposal that may be omitted from the Company’s proxy materials pursuant to applicable regulations of the SEC in effect at the time such proposal is received.
HOUSEHOLDING OF PROXY MATERIALS
     The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding”, potentially means extra convenience for stockholders and cost savings for companies.
     This year, a number of brokers with account holders who are stockholders of the Company will be “householding” the Company’s proxy materials. A single proxy statement may be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once a stockholder has received notice from its broker that it will be “householding” communications to such stockholder’s address, “householding” will continue until such stockholder is notified otherwise or until such stockholder notifies its broker or the Company that it no longer wishes to participate in “householding.” If, at any time, a stockholder no longer wishes to participate in “householding” and would prefer to receive a separate proxy statement and annual report in the future such stockholder may (1) notify its broker, (2) direct its written request to: Investor Relations, Millennium Cell Inc., One Industrial Way West, Eatontown, NJ 07724, or (3) contact the Company’s Vice President of Administration, George C. Zalepa at (732) 542-4000. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker. In addition, the Company will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the annual report and proxy statement to such stockholders at a shared address to which a single copy of the documents was delivered.
OTHER MATTERS
     The Board of Directors of the Company does not know of any other matters to be presented for a vote at the Annual Meeting. If, however, any other matter should properly come before the Annual Meeting or any adjournment thereof, the persons named in the accompanying proxy will vote such proxy in accordance with their best judgment.

By Order of the Board of Directors
Eatontown, New Jersey
March 18, 2008
A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2007, AS FILED WITH THE SEC, ACCOMPANIES THIS PROXY STATEMENT. SUCH ANNUAL REPORT ON FORM 10-K IS AVAILABLE TO STOCKHOLDERS WITHOUT CHARGE AT http://www.sec.gov OR AT http://www.millenniumcell.com, OR UPON WRITTEN REQUEST ADDRESSED TO MILLENNIUM CELL INC., ONE INDUSTRIAL WAY WEST, EATONTOWN, NJ 07724. THE COMPANY WILL PROVIDE COPIES OF THE EXHIBITS TO THE FORM 10-K UPON PAYMENT OF A REASONABLE FEE.

MILLENNIUM CELL INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned, revoking all prior proxies, hereby appoints John D. Giolli and Adam P. Briggs, with full power of substitution, as proxy to represent and vote all shares of Common Stock, Series A2-1 Convertible Preferred Stock, Series A2-2 Convertible Preferred Stock, and Series B-1 Convertible Preferred Stock of Millennium Cell Inc. (the “Corporation”), that the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Corporation to be held on April 17, 2008, at 9:00 a.m. Eastern Daylight Time (the “Annual Meeting”), upon the matters set forth in the Notice of Annual Meeting of Stockholders, a copy of which has been received by the undersigned. Each share of Common Stock is entitled to one vote, each share of Series A2-1 Convertible Preferred Stock is entitled to 10 votes, each share of Series A2-2 Convertible Preferred Stock is entitled to 10 votes, and each share of Series B-1 Convertible Preferred Stock is entitled to 10 votes. The proxies are authorized to vote, in their discretion, upon such other business as may properly come before the meeting or any adjournments or postponements thereof. Each of Items 1, 2, 3, and 4 is proposed by the Corporation.
THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES SET FORTH BELOW AS DIRECTORS, FOR THE APPROVAL OF ERNST & YOUNG LLP AS THE CORPORATION’S INDEPENDENT AUDITORS, FOR THE APPROVAL OF AN AMENDMENT TO THE CERTIFICATE OF INCORPORATION, AS AMENDED, TO BE IMPLEMENTED BY THE BOARD OF DIRECTORS AT ANY TIME PRIOR TO THE FIRST ANNIVERSARY OF THE ANNUAL MEETING WHICH WILL: (i) EFFECT A REVERSE STOCK SPLIT OF THE COMPANY’S OUTSTANDING COMMON STOCK AT A RATIO OF NOT LESS THAN ONE-FOR-FIVE AND NOT GREATER THAN ONE-FOR-TWENTY, WITH THE EXACT RATIO TO BE SET AT A WHOLE NUMBER WITHIN THIS RANGE TO BE DETERMINED BY THE BOARD OF DIRECTORS IN ITS DISCRETION, AND (ii) TO REDUCE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 120,000,000 TO 70,000,000 SHARES, FOR THE APPROVAL OF AN AMENDMENT TO THE COMPANY’S AMENDED AND RESATED 2000 STOCK OPTION PLAN WHICH WILL INCREASE THE NUMBER OF SHARES OF COMMON STOCK ISSUABLE THEREUNDER FROM 8,500,000 TO 13,500,000 SHARES, IN EACH CASE AS DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT.
You can vote your shares by completing and returning a proxy card or, if you hold your shares in street name, a voting instruction form. Most stockholders can also vote over the Internet or by telephone. If Internet and telephone voting are available to you, you can find voting instructions in the materials accompanying this proxy statement.
Proposal Number 1 - Election of Directors to serve until the next Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified, or until their earlier resignation or removal.

FOR ALL NOMINEES listed below		WITHHOLD AUTHORITY
(except as marked to the contrary below):	☐	to vote for all nominees listed below:	☐
(INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), strike a line through the nominee’s name in the list below.)
Nominees: G. Chris Andersen, Adam P. Briggs, Kenneth R. Baker, L.J. Evans, Jr., Peter A. McGuigan, Zoltan Merszei, H. David Ramm and James L. Rawlings.
Proposal Number 2 - Approval of Ernst & Young LLP as the Corporation’s independent auditors for the fiscal year ending December 31, 2008.
FOR ☐                      AGAINST ☐                       ABSTAIN ☐
Proposal Number 3 - approval of an amendment to the Certificate of Incorporation, as amended, to be implemented by the Board of Directors at any time prior to the first anniversary of the Annual Meeting which will: (i) effect a reverse stock split of the Company’s outstanding Common Stock at a ratio of not less than one-for-five and not greater than one-for-twenty, with the exact ratio to be set at a whole number within this range to be determined by the Board of Directors in its discretion, and (ii) to reduce the number of authorized shares of Common Stock from 120,000,000 to 70,000,000 shares;
FOR ☐                     AGAINST ☐                      ABSTAIN ☐
Proposal Number 4 - approval of the Amended and Restated Stock Option Plan which will increase the number of shares of Common Stock issuable thereunder from 8,500,000 shares to 13,500,000 shares.
FOR ☐                      AGAINST ☐                      ABSTAIN ☐

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting, Proxy Statement and Annual Report of Millennium Cell Inc.

Signature of Stockholder Date

Signature of Stockholder Date

PLEASE SIGN THIS PROXY EXACTLY AS YOUR NAME OR NAMES APPEAR ON THE BOOKS OF THE CORPORATION. JOINT OWNERS SHOULD EACH SIGN PERSONALLY. ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN MUST GIVE FULL TITLE AS SUCH. IF A CORPORATION OR PARTNERSHIP, THE SIGNATURE SHOULD BE THAT OF AN AUTHORIZED PERSON WHO SHOULD STATE HIS OR HER TITLE.

Appendix A
MILLENNIUM CELL INC.
NOMINATING/CORPORATE GOVERNANCE
COMMITTEE OF THE BOARD OF DIRECTORS
CHARTER
I.	PURPOSE
          The Nominating/Corporate Governance Committee (the “Committee”) shall provide assistance to the Board of Directors in fulfilling its responsibility to the stockholders, potential stockholders and investment community by:
A.	Identifying individuals qualified to become directors and selecting, or recommending that the Board of Directors select, the candidates for all directorships to be filled by the Board of Directors or by the stockholders;

B.	Developing and recommending to the Board of Directors a set of corporate governance principles applicable to the corporation;

C.	Otherwise taking a leadership role in shaping the corporate governance of the corporation; and

D.	Overseeing the evaluation of, at least annually, the Board of Directors.
II.	STRUCTURE AND OPERATIONS
Composition and Qualifications
          The Committee shall be comprised of three members of the Board of Directors, each of whom is determined by the Board of Directors to be “independent” in accordance with the rules of the NASDAQ Marketplace Rules.
Appointment and Removal
          The members of the Committee shall consist of (i) the chairman of the Executive Committee of the Board of Directors, (ii) the chairman of the Audit Committee of the Board of Directors, and (iii) the Chairman of the Compensation Committee of the Board of Directors, provided, however, that if one individual is the chair of two or more such standing committees, the Board shall appoint that number of directors to serve on the Committee so that the Committee is comprised of at least three members, and provided, further, that each of the foregoing members must be “independent” in accordance with the NASDAQ Marketplace Rules. Each member of the Committee shall serve until such member’s successor is duly elected and qualified or until such member’s earlier resignation or removal. The members of the Committee may be removed, with or without cause, by a majority vote of the Board of Directors.

Chairman
          Unless a Chairman is elected by the full Board of Directors, the members of the Committee shall designate a Chairman by majority vote of the full Committee. The Chairman shall be entitled to cast a vote to resolve any ties. The Chairman shall chair all regular sessions of the Committee and set the agendas for Committee meetings.
Delegation to Subcommittees
          In fulfilling its responsibilities, the Committee shall be entitled to delegate any or all of its responsibilities to a subcommittee of the Committee.
III.	MEETINGS
          The Committee shall meet at least once annually, or more frequently as circumstances dictate. The Chairman of the Board of Directors or any member of the Committee may call meetings of the Committee. All meetings of the Committee may be held telephonically.
          All non-management directors that are not members of the Committee may attend meetings of the Committee but may not vote. Additionally, the Committee may invite to its meetings any director, member of management of the corporation and such other persons as it deems appropriate in order to carry out its responsibilities. The Committee may also exclude from its meetings any person, except members of the Nominating and Corporate Governance Committee, it deems appropriate in order to carry out its responsibilities.
IV.	RESPONSIBILITIES AND DUTIES
          The following functions shall be the common recurring activities of the Committee in carrying out its responsibilities outlined in Section I of this Charter. These functions should serve as a guide with the understanding that the Committee may carry out additional functions and adopt additional policies and procedures as may be appropriate in light of changing business, legislative, regulatory, legal or other conditions. The Committee shall also carry out any other responsibilities and duties delegated to it by the Board of Directors from time to time related to the purposes of the Committee as outlined in Section I of this Charter.
          The Committee, in discharging its oversight role, is empowered to study or investigate any matter of interest or concern that the Committee deems appropriate and shall have the sole authority to retain and terminate outside counsel or other experts for this purpose, including the authority to approve the fees payable to such counsel or experts and any other terms of retention. The Committee also shall have sole authority to retain and to terminate any search firm to be used to assist it in identifying candidates to serve as directors of the corporation, including sole authority to approve the fees payable to such search firm and any other terms of retention.
Board Selection, Composition and Evaluation
1.	Establish criteria for the selection of new directors to serve on the Board of Directors.

2.	Identify individuals believed to be qualified as candidates to serve on the Board of Directors and select, or recommend that the Board of Directors select, the candidates for all directorships to be filled by the Board of Directors or by the stockholders at an annual or special meeting. In identifying candidates for membership on the Board of Directors, the Committee shall take into account all factors it considers appropriate, which may include (a) ensuring that the Board of Directors, as a whole, is diverse and consists of individuals with various and relevant career experience, relevant technical skills, industry knowledge and experience, financial expertise (including expertise that could qualify a director as an “audit committee financial expert,” as that term is defined by the rules of the SEC), local or community ties and (b) minimum individual qualifications, including strength of character, mature judgment, familiarity with the company’s business and industry, independence of thought and an ability to work collegially. The Committee also may consider the extent to which the candidate would fill a present need on the Board of Directors.

3.	Review and make recommendations to the full Board of Directors, or determine whether members of the Board of Directors should stand for re-election and consider matters relating to the retirement of members of the Board of Directors, including term limits or age limits.

4.	Evaluate candidates for nomination to the Board of Directors, including those recommend by stockholders. In that connection, the Committee shall adopt procedures for the submission of recommendations by stockholders as it deems appropriate.

5.	Conduct all necessary and appropriate inquiries into the backgrounds and qualifications of possible candidates.

6.	Consider questions of independence and possible conflicts of interest of members of the Board of Directors and executive officers, and whether a candidate has special interests or a specific agenda that would impair his or her ability to effectively represent the interests of all stockholders.

7.	Review and make recommendations, as the Committee deems appropriate, regarding the composition and size of the Board of Directors in order to ensure the Board of Directors has the requisite expertise and its membership consists of persons with sufficiently diverse and independent backgrounds.

8.	Oversee evaluation of, at least annually and as circumstances otherwise dictate, the Board of Directors and management.
Committee Selection, Composition and Evaluation
9.	Recommend members of the Board of Directors to serve on the committees of the Board of Directors, giving consideration to the criteria for service on each committee as set forth in the charter for such committee, as well as to any other factors the Committee deems relevant, and where appropriate, make recommendations regarding the removal of any member of any committee.

10.	Recommend members of the Board of Directors to serve as the Chair of the committees of the Board of Directors.

11.	Establish, monitor the performance and recommend the purpose, structure and operations of the various committees of the Board of Directors, the qualifications and criteria for membership on each committee of the Board of Directors and, as circumstances dictate, make any recommendations regarding periodic rotation of directors among the committees and impose any term limitations of service on any committee of the Board of Directors.

12.	Periodically review the charter, composition and performance of each committee of the Board of Directors and make recommendations to the Board of Directors for the creation of additional committees or the elimination of the committees of the Board of Directors.

Corporate Governance
13.	Review the adequacy of the certificate of incorporation and bylaws of the corporation and recommend to the Board of Directors, as conditions dictate, that it propose amendments to the certificate of incorporation and bylaws for consideration by the stockholders, to the extent required.

14.	Develop and recommend to the Board of Directors a set of corporate governance principles and keep abreast of developments with regard to corporate governance to enable the Committee to make recommendations to the Board of Directors in light of such developments as may be appropriate.

15.	Review policies relating to meetings of the Board of Directors. This may include meeting schedules and locations, meeting agendas and procedures for delivery of materials in advance of meetings.
Reports
16.	Report regularly to the Board of Directors (i) following meetings of the Committee, (ii) with respect to such other matters as are relevant to the Committee’s discharge of its responsibilities and (iii) with respect to such recommendations as the Committee may deem appropriate. The report to the Board of Directors may take the form of an oral report by the Chairman or any other member of the Committee designated by the Committee to make such report.

17.	Maintain minutes or other records of meetings and activities of the Committee.
V.	ANNUAL PERFORMANCE EVALUATION
The Committee shall perform a review and evaluation, at least annually, of the performance of the Committee and its members, including by reviewing the compliance of the Committee with this Charter. In addition, the Committee shall review and reassess, at least annually, the adequacy of this Charter and recommend to the Board of Directors any improvements to this Charter that the Committee considers necessary or valuable. The Committee shall conduct such evaluations and reviews in such manner as it deems appropriate.

Appendix B
Proposed Amendment to the Company’s Certificate of Incorporation
CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
MILLENNIUM CELL INC.
     Millennium Cell Inc. (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify that:
          1. The name of the Corporation is Millennium Cell Inc.
          2. The Board of Directors of the Corporation has duly adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said Corporation:
RESOLVED, that the Certificate of Incorporation of the Corporation be amended by striking out Article 4 thereof and substituting in lieu of said Article the following new Article 4:
“4. The Corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares which the Corporation is authorized to issue is 75,000,000 shares. 70,000,000 shall be Common Stock, par value $0.001 per share, and 5,000,000 shall be Preferred Stock, par value $0.001 per share.”
          3. The Board of Directors of the Corporation has duly adopted a resolution proposing and declaring advisable that upon the effectiveness of the amendment to the Certificate of Incorporation adding the paragraph set forth in Section 2 above thereto, (the “Effective Date”), every [     * (    )] shares of the Corporation’s common stock, par value $.001 per share (the “Old Common Stock”) issued and outstanding immediately prior to the Effective Date will be automatically and without any action on the part of the respective holders thereof, be combined and reclassified into one (1) share of common stock, par value $.001, of the Corporation (the “New Common Stock”) (and such combination and conversion, the “Reverse Stock Split”). Notwithstanding the immediately preceding sentence, no fractional shares of New Common Stock shall be issued to the holders of record of Old Common Stock in connection with the foregoing reclassification of shares of Old Common Stock and the Corporation shall not recognize on its stock record books any purported transfer of any fractional share of New Common Stock. In lieu thereof, the aggregate of all fractional shares otherwise issuable to the holders of record of Old Common Stock shall be issued to the Corporation’s transfer agent, as agent for the accounts of all holders of record of Old Common Stock and otherwise entitled to have a fraction of a share issued to them. The sale of all of the fractional interests will be effected by the transfer agent as soon as practicable after the Effective Date on the basis of the prevailing market prices of the New Common Stock at the time of the sale. After such sale and upon the surrender of the stockholders’ stock certificates, the transfer agent will pay to such holders of record their pro rata share of the total net proceeds derived from the sale of the fractional interests. Each stock certificate that, immediately prior to the Effective Date, represented shares of Old Common Stock shall, from and after the Effective Date, automatically and without the necessity of presenting the same for exchange, represent that number of whole shares of New Common Stock into which the shares of Old Common Stock represented by such certificate shall have been reclassified (as well as the right to receive cash in lieu of any fractional shares of New Common Stock as set forth above), provided, however, that each holder of record of a certificate that represented shares of Old Common Stock shall receive, upon surrender of such certificate, a new certificate representing the number of whole shares of New Common Stock into which the shares of Old Common Stock represented by such certificate shall have been reclassified, as well as any cash in lieu of fractional shares of New Common Stock to which such holder may be entitled as set forth above.
          4. This Certificate of Amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware by the Board of Directors and stockholders of the Corporation.
     IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment of Certificate of Incorporation to be executed by H. David Ramm, its Chief Executive Officer, this            day of         , 200 .

MILLENNIUM CELL INC.
By:
	Name:	H. David Ramm
	Title:	Chief Executive Officer

*   A number between five (5) and twenty (20) will be inserted in the Certificate of Amendment as actually filed with the Delaware Secretary of State as determined by the Board of Directors pursuant to authority granted by the stockholders at the Annual Meeting. At the Annual Meeting stockholders will be asked to approve amendments to the Certificate of Incorporation providing for a reverse stock split in the ratio of between 5:1 to 20:1 and will authorize the Board of Directors at any time prior to the next annual meeting to select the actual ratio to be set forth in the Certificate of Amendment as filed with the Secretary of State and to abandon amendments providing for any other ratio or to abandon the reverse stock split entirely.

B-1

Appendix C
AMENDED AND RESTATED
MILLENNIUM CELL INC.
2000 STOCK OPTION PLAN
     SECTION 1. Purpose. The purpose of the Millennium Cell Inc. 2000 Stock Option Plan (the “Plan”) is to foster and promote the long-term financial success of Millennium Cell Inc., a Delaware corporation (the “Company”), and its Subsidiaries and thereby increase stockholder value. The Plan provides for the award of long-term incentives to those directors, consultants, advisers, officers and other employees who make substantial contributions to the Company or its Subsidiaries by their loyalty, industry and invention.
     SECTION 2. Definitions. For purposes of this Plan, the following terms used herein shall have the following meanings, unless a different meaning is clearly required by the context.
     2.1 “Board” means the Board of Directors of the Company.
     2.2 “Cause” means any one of the following: the Participant’s conviction for any felony crime, the Participant’s refusal to perform his or her assigned duties, engaging in any act of fraud injurious to the Company or any Subsidiary, the Participant’s breach of any contract where such breach is materially injurious to the Company or any Subsidiary, engaging in any conduct that constitutes willful gross neglect with respect to the Company or any Subsidiary and engaging in willful misconduct that results in material economic harm to the Company or any Subsidiary.
     2.3 “Change of Control” means the occurrence of any of the following:
          (i) the Board votes to approve:
     (A) any consolidation or merger of the Company pursuant to which less than 50% of the outstanding voting securities of the surviving or resulting company are owned by the individuals or entities which were shareholders of the Company prior to the consolidation or merger;
     (B) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company other than any sale, lease, exchange or other transfer to any company where the Company owns, directly or indirectly, 100% of the outstanding voting securities of such company after any such transfer;
     (ii) any person (as such term is used in Section 13(d) of the Exchange Act), other than one or more current shareholders, the Company, a Subsidiary, or one or more employee benefit plans established by the Company for the benefit of employees of the Company or its subsidiaries, shall become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) whether directly, indirectly, beneficially or of record, of 35% or more of outstanding Common Stock (other than as the result of an initial public offering);
     (iii) commencement by any entity, person, or group (including any affiliate thereof, other than the Company) of a tender offer or exchange offer where the offeree acquires more than 50% of the outstanding voting securities of the Company.
     2.4 “Code” means the Internal Revenue Code of 1986, as amended.
     2.5 “Committee” shall have the meaning provided in Section 3 of the Plan.
     2.6 “Common Stock” means the common stock, $.001 par value, of the Company.
     2.7 “Constructive Discharge” means upon or within 18 months of a “Change in Control,” the termination of a Participant’s

Continuous Service by the Participant on account of (i) a material reduction in the Participant’s compensation, (ii) a material reduction in the level or scope of job responsibility or status of the Participant occurring without the Participant’s consent, or (iii) the relocation of a Participant to a location which is more than 50 miles from the office of the Company where the Participant was previously located to which the Participant has not agreed.
     2.8 “Continuous Service” means that the Participant’s service with the Company or any Subsidiary whether as an employee, officer, director, adviser or consultant, is not interrupted or terminated. Subject to Section 2.7 above, the Participant’s Continuous Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders service to the Company or any Subsidiary as an employee, officer, consultant, adviser or director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s Continuous Service. For example, a change in status from an employee of the Company to a consultant of a Subsidiary or a director will not constitute an interruption of Continuous Service. The Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal leave.
     2.9 “Disability” means, as it relates to the exercise of an Incentive Stock Option after termination of employment, a disability within the meaning of Section 22(e)(3) of the Code, and for all other purposes, a mental or physical condition which, in the opinion of the Committee, renders a Participant unable or incompetent to carry out the job responsibilities which such Participant held or the tasks to which such Participant was assigned at the time the disability was incurred, and which is expected to be permanent or for an indefinite duration exceeding one year.
     2.10 “Effective Date” shall have the meaning provided in Section 27 of the Plan.
     2.11 “Exchange Act” means the Securities Exchange Act of 1934, as amended.
     2.12 “Fair Market Value” means, as determined by the Committee, the last sale price as quoted on the National Market System on the trading day immediately preceding the date for which the determination is being made or, in the event that no such sale takes place on such day, the average of the reported closing bid and asked prices on such day, or, if the Common Stock of the Company is listed on a national securities exchange, the last reported sale price on the principal national securities exchange on which the Common Stock is listed or admitted to trading on the trading day immediately preceding the date for which the determination is being made or, if no such reported sale takes place on such day, the average of the closing bid and asked prices on such day on the principal national securities exchange on which the Common Stock is listed or admitted to trading, or if the Common Stock is not quoted on such National Market System nor listed or admitted to trading on a national securities exchange, then the average of the closing bid and asked prices on the day immediately preceding the date for which the determination is being made in the over-the-counter market as reported by NASDAQ or, if bid and asked prices for the Common Stock on such day shall not have been reported through NASDAQ, the average of the bid and asked prices for such day as furnished by any New York Stock Exchange member firm regularly making a market in the Common Stock selected for such purpose by the Board or a committee thereof. If none of the foregoing is applicable, then the fair market value of the Common Stock shall be its value as determined in connection with the Company’s most recent corporate financing; provided, however, that if a significant event (as determined in good faith by the Committee in its sole discretion) has occurred with respect to the Company since the Company’s most recent corporate financing, the value of the Common Stock shall be determined in good faith by the Committee in its sole discretion.
     2.13 “Immediate Family” means the Participant’s spouse, parents, children, stepchildren, adoptive relationships, sisters, brothers and grandchildren (and, for this purpose, shall also include the Participant.
     2.14 “Incentive Stock Option” means a stock option granted under the Plan which is intended to be designated as an “incentive stock option” within the meaning of Section 422 of the Code.
     2.15 “Listing Date” means the first date upon which any security of the Company is listed (or approved for listing) upon notice of issuance on any securities exchange or designated (or approved for designation) upon notice of issuance as a national market security on an interdealer quotation system.

     2.16 “Non-Qualified Stock Option” means a stock option granted under the Plan which is not intended to be an Incentive Stock Option, including any stock option that provides (as of the time such option is granted) that it will not be treated as an Incentive Stock Option nor as an option described in Section 423(b) of the Code.
     2.17 “Parent Company” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, at the time of the granting of the option, each of the corporations other than the Company owns stock possessing 50 percent or more of the combined voting power of all classes of stock in one of the other corporations in the chain.
     2.18 “Participant” shall mean any employee, director or officer of, or key adviser or consultant to, the Company or any Subsidiary to whom an award is granted under the Plan.
     2.19 “Performance Unit Award” means an award made pursuant to Section 8.
     2.20 “Plan Year” means the twelve-month period beginning on January 1 and ending on December 31; provided, however, that the first Plan Year shall be a short Plan Year beginning on the Effective Date and ending on December 31, 2000.
     2.21 “Restricted Stock Award” means an award of shares of Common Stock pursuant to Section 9.
     2.22 “Retirement” means termination of a Participant’s Continuous Service on or after the Participant’s 65th birthday other than as a result of death, Disability or termination for Cause.
     2.23 “Stock Appreciation Right” means an award made pursuant to Section 7.
     2.24 “Stock Bonus Award” means an award made pursuant to Section 10.
     2.25 “Stock Option” means any option to purchase Common Stock granted pursuant to Section 6.
     2.26 “Subsidiary” means: (i) as it relates to Incentive Stock Options, any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of the granting of the option, each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in the chain; and (ii) for all other purposes, a company, domestic or foreign, of which not less than 50 percent of the voting shares are held by the Company or by a Subsidiary, whether or not such company now exists or is hereafter organized or acquired by the Company or by a Subsidiary.
     2.27 “Term of the Plan” means the period beginning on the Effective Date and ending on the earlier to occur of (i) the date the Plan is terminated by the Committee in accordance with Section 24 and (ii) the date which is ten years from the Effective Date.
     SECTION 3. Administration. The Plan shall be administered by the Board or a committee of the Board (as the Board in its sole discretion shall determine); provided, however, that if the Company registers any class of equity security pursuant to Section 12 of the Exchange Act, and if the Plan is to be administered by a committee, then such committee shall consist of two or more members of the Board, each of whom shall each qualify as a “Non-employee Director” within the meaning of Rule 16b-3 of the Exchange Act and also qualify as an “outside director” within the meaning of Section l62(m) of the Code and regulations pursuant thereto. For purposes of the Plan, the Board acting in this capacity or the Committee described in the preceding sentence shall be referred to as the "Committee”. The Committee shall have the power and authority to grant to eligible persons pursuant to the terms of the Plan: (1) Stock Options, (2) Stock Appreciation Rights, (3) Restricted Stock Awards, (4) Performance Unit Awards, (5) Stock Bonus Awards, or (6) any combination of the foregoing.
     The Committee shall have authority in its discretion to interpret the provisions of the Plan and to decide all questions of fact arising in its application; to select the persons to whom awards shall be made under the Plan; to determine whether and to what extent awards shall be made under the Plan; to determine the types of award to be made and the amount, size, terms and conditions of each such award; to determine the time when the awards shall be granted; to determine whether, to what extent and under what circumstances Common Stock and other amounts payable with respect to an award under the Plan shall be deferred either automatically or at the election of the Participant; to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable; and to make all other determinations necessary or advisable for the administration of the Plan.
     The Committee shall have authority in its discretion to vary the terms of the Plan to the extent necessary to comply with federal, state or local law. The Committee also shall have the authority in its discretion to vary the terms of the Plan and any award: (i) to the extent necessary to comply with federal, state or local law; (ii) to change the period over which awards vest and are exercisable (which period may be accelerated or extended at any time and from time to time in the discretion of the Committee) including in the event of termination of a Participant’s Continuous Service; and (iii) to waive performance objectives and targets.
     Notwithstanding anything in the Plan to the contrary, with respect to any Participant or eligible person who is resident outside of the United States, the Committee may, in its sole discretion, amend the terms of the Plan in order to conform such terms with the requirements of local law or to meet the objectives of the Plan. The Committee may, where appropriate, establish one or more sub-plans for this purpose.
     All decisions made by the Committee pursuant to the provisions of the Plan shall be final and binding on all persons who participate in the Plan.
     All expenses and liabilities incurred by the Committee in the administration of the Plan shall be borne by the Company. The Committee may employ attorneys, consultants, accountants or other persons in connection with the administration of the Plan. The Company, and its officers and directors, shall be entitled to rely upon the advice, opinions or valuations of any such persons.
     SECTION 4. Common Stock Subject to the Plan.
     4.1 Share Reserve. There shall be reserved and available for issuance under the Plan 13,500,000 shares of Common Stock, subject to such adjustment as may be made pursuant to Section 23.
     4.2 Source of Shares/Reversion of Shares. Such shares may consist in whole or in part of authorized and unissued shares or treasury shares or any combination thereof as the Committee may determine. Except as otherwise provided herein, any shares subject to an option or right which for any reason expires or is terminated unexercised, becomes unexercisable, or is forfeited or otherwise terminated, surrendered or canceled as to any shares, or if any shares of Common Stock are surrendered to the Company in connection with any award (whether or not such surrendered shares were acquired pursuant to any award), or if any shares are withheld by the Company, the shares subject to such award and the surrendered and withheld shares shall thereafter be available for further awards under the Plan; provided, however, that any such shares that are surrendered to or withheld by the Company in connection with any award or that are otherwise forfeited after issuance shall not be available for purchase pursuant to Incentive Stock Options. No awards may be granted following the end of the Term of the Plan.
     4.3 Code Section 162(m) Limitation. The total number of shares of Common Stock for which (i) Stock Options, (ii) Stock Appreciation Rights, and (iii) Restricted Stock Awards and Stock Bonus Awards that are subject to the attainment of performance criteria to protect against loss of deductibility under Section 162(m) of the Code, may be granted to any employee during any twelve month period shall not exceed 1,100,000 in the aggregate, subject to adjustment pursuant to Section 23. The maximum amount that may be earned under Performance Unit Awards that are subject to the attainment of performance criteria to protect against loss of deductibility under Section 162(m) of the Code, by any employee during any twelve month period shall not exceed $1,000,000. This Section 4.3 shall not apply prior to the Listing Date and, following the Listing Date, this Section 4.3 shall not apply until (i) the earliest of: (1) the first material modification of the Plan (including any increase in the number of shares of Common Stock reserved for issuance under the Plan in accordance with Section 4.1); (2) the issuance of all of the shares of Common Stock reserved for issuance under the Plan; (3) the expiration of the Plan; or (4) the first meeting of shareholders at which directors are to be elected that occurs after the close of the third calendar year following the calendar year in which occurred the first registration of an equity security under Section 12 of the Exchange Act; or (ii) such other date required by Section 162(m) of the Code and the rules and regulations promulgated thereunder.

     SECTION 5. Eligibility to Receive Awards. An award may be granted to any employee, director, or officer of, or key adviser or consultant to, the Company or any Subsidiary, who is responsible for or contributes to the management, growth or success of the Company or any Subsidiary, provided that bona fide services shall be rendered by consultants or advisers to the Company or its Subsidiaries and such services must not be in connection with the offer and sale of securities in a capital-raising transaction and must not directly or indirectly promote or maintain a market for the Company’s securities. Subject to the preceding sentence, the Committee shall have the sole authority to select the persons to whom an award is to be granted hereunder and to determine what type of award is to be granted to each such person. No person shall have any right to participate in the Plan. Any person selected by the Committee for participation during any one period will not by virtue of such participation have the right to be selected as a Participant for any other period.
     SECTION 6. Stock Options. A Stock Option may be an Incentive Stock Option or a Non-Qualified Stock Option. Only employees of the Company or any Parent or Subsidiary of the Company are eligible to receive Incentive Stock Options. To the extent that any Stock Option does not qualify as an Incentive Stock Option, it shall constitute a separate Non-Qualified Stock Option. Stock Options may be granted alone or in addition to other awards granted under the Plan. The terms and conditions of each Stock Option granted under the Plan shall be specified by the Committee, in its sole discretion, and shall be set forth in a written option agreement between the Company and the Participant in such form as the Committee shall approve from time to time. No person shall have any rights under any Stock Option granted under the Plan unless and until the Company and the person to whom such Stock Option shall have been granted shall have executed and delivered an agreement expressly granting the Stock Option to such person and containing provisions setting forth the terms for the Stock Option. The terms and conditions of each Incentive Stock Option shall be such that each Incentive Stock Option issued hereunder shall constitute and shall be treated as an “incentive stock option” as defined in Section 422 of the Code. The terms and conditions of each Non-Qualified Stock Option will be such that each Non-Qualified Stock Option issued hereunder shall not constitute nor be treated as an “incentive stock option” as defined in Section 422 of the Code or an option described in Section 423(b) of the Code and will be a “non-qualified stock option” for federal income tax purposes. The terms and conditions of any Stock Option granted hereunder need not be identical to those of any other Stock Option granted hereunder. The agreements shall contain in substance the following terms and conditions and may contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable:
     6.1 Type of Option. Each option agreement shall identify the option represented thereby as an Incentive Stock Option or a Non-Qualified Stock Option, as the case may be.
     6.2 Option Price. The Incentive Stock Option exercise price shall be fixed by the Committee but shall in no event be less than 100 percent (or 110 percent in the case of an employee referred to in Section 6.7(ii) below) of the Fair Market Value of the shares of Common Stock subject to the Incentive Stock Option on the date the Incentive Stock Option is granted. The Non-Qualified Stock Option exercise price shall be fixed by the Committee but in no event shall be less than the par value of the Common Stock.
     6.3 Exercise Term. Each option agreement shall state the period or periods of time within which the Stock Option may be exercised, in whole or in part, which shall be such period or periods of time as may be determined by the Committee, provided that no Stock Option shall be exercisable after ten years from the date of grant thereof (or, in the case of an Incentive Stock Option granted to an employee referred to in Section 6.7(ii) below, such term shall in no event exceed five (5) years from the date on which such Incentive Stock Option is granted); provided further, each option granted under the Plan shall become exercisable six (6) months after the grant date, unless specifically stipulated otherwise under the option agreement. The Committee shall have the power to permit an acceleration of previously established exercise terms, subject to the requirements set forth herein, upon such circumstances and subject to such terms and conditions as the Committee deems appropriate.
     6.4 Payment for Shares. A Stock Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the option agreement by the Participant entitled to exercise the Stock Option and full payment for the shares of Common Stock with respect to which the Stock Option is exercised has been received by the Company. The Committee, in its sole discretion, may permit all or part of the payment of the exercise price to be made, to the extent permitted by applicable statutes and regulations, either: (i) in cash, by check or wire transfer, (ii) in any other form of legal consideration as provided for under the terms of the Stock Option agreement, or (iii) in the event the Common Stock is listed on any United States securities exchange or traded on NASDAQ or on an over-the-counter quotation system in the United States, through the delivery of irrevocable instructions to a broker to deliver property to the Company in an amount equal to the aggregate exercise price for the shares being purchased. In lieu of payment in fractions of shares, payment of any fractional share amount shall be made in cash or check payable to the Company. No shares of Common Stock shall be issued to any Participant upon exercise of a Stock Option until the Company receives full payment therefor as described above. Upon the receipt of notice of exercise and full payment for the shares of Common Stock, the shares of Common Stock shall be deemed to have been issued and the Participant shall be entitled to receive such shares of Common Stock and shall be a stockholder with respect to such shares, and the shares of Common Stock shall be considered fully paid and nonassessable. No adjustment will be made for a dividend or other right for which the record date is prior to the date on which the stock certificate is issued, except as provided in Section 23 of the Plan. Each exercise of a Stock Option shall reduce, by an equal number, the total number of shares of Common Stock that may thereafter be purchased under such Stock Option.
     6.5 Rights upon Termination of Continuous Service or Change of Control. Unless otherwise determined by the Committee and set forth in the option agreement, in the event that a Participant’s Continuous Service terminates for any reason, other than death, Retirement, Disability, or for Cause, any rights of the Participant under any Stock Option shall immediately terminate; provided, however, that the Participant (or any successor or legal representative) shall have the right to exercise the Stock Option (to the extent that the Stock Option was exercisable at the time of termination) within a period equal to the lesser of: (i) three (3) months after the effective date of such termination of Continuous Service, and (ii) the remainder of the term set forth in the Stock Option agreement.
     Unless otherwise determined by the Committee and set forth in the option agreement, in the event that a Participant’s Continuous Service terminates for Cause, the Participant (or any successor or legal representative) shall not have any rights under any Stock Option, and the Company shall not be obligated to sell or deliver shares of Common Stock (or have any other obligation or liability) under the Plan. The Committee shall determine in its sole discretion whether the Participant’s Continuous Service shall have been terminated for Cause. In the event of such determination, the Participant (or any successor or legal representative) shall have no right under any Stock Option to purchase any shares of Common Stock regardless of whether the Participant (or any successor or legal representative) shall have delivered a notice of exercise prior to the making of such determination. Any Stock Option may be terminated entirely by the Committee at the time or at any time subsequent to a determination by the Committee under this Section 6.5 which has the effect of eliminating the Company’s obligation to sell or deliver shares of Common Stock under such Stock Option.
     Unless otherwise determined by the Committee and set forth in the option agreement, in the event that a Participant’s Continuous Service terminates due to a Participant’s Retirement prior to the expiration of the Stock Option and without the Participant’s having fully exercised the Stock Option, the Stock Option shall be deemed to be fully exercisable, and the Participant or his successor or legal representative shall have the right to exercise the Stock Option within a period of three (3) months following such Retirement.
     Unless otherwise determined by the Committee and set forth in the option agreement, in the event that a Participant’s Continuous Service terminates due to a Participant’s Disability prior to the expiration of the Stock Option and without the Participant’s having fully exercised the Stock Option, the Stock Option shall be deemed to be exercisable as the Committee, in its sole discretion, may determine, and the Participant or his successor or legal representative shall have the right to exercise the Stock Option within the period determined by the Committee.
     Unless otherwise determined by the Committee and set forth in the option agreement, in the event that a Participant’s Continuous Service terminates due to a Participant’s death prior to the expiration of the Stock Option and without the Participant’s having fully exercised the Stock Option, the Stock Option shall be deemed to be fully exercisable, and the Participant’s successor or legal representative shall have the right to exercise the Stock Option within a period of twelve (12) months following the Participant’s death.
     The Stock Option agreement may, but need not, include a provision whereby the Participant may elect at any time before the Participant’s Continuous Service terminates to exercise the Stock Option as to any part or all of the shares of Common Stock subject to the Stock Option prior to the full vesting of the Stock Option. Any unvested shares of Common Stock so purchased may be subject to a repurchase option in favor of the Company (including but not limited to the Right of Repurchase under Section 14) or to any other restriction the Committee determines to be appropriate.
     Unless otherwise determined by the Committee and set forth in the option agreement, in the event of a Change of Control prior to the date a Participant’s Continuous Service terminates, each outstanding Stock Option granted to such Participant shall be assumed or an equivalent Stock Option substituted by the successor corporation (or a parent or subsidiary of the successor corporation). In the event that the successor corporation (or a parent or subsidiary of the successor corporation) refuses to assume or substitute for each

Stock Option, each Stock Option shall continue to vest and be exercisable in accordance with the terms and conditions of each such Stock Option. Notwithstanding any provision of this Plan to the contrary, in the event that any Participant who is an officer of the Company or a Subsidiary has his or her Continuous Service terminated by reason of a Constructive Discharge, each unexercised Stock Option granted to such Participant shall immediately become 100% vested and exercisable as of the date of the termination of such Participant’s Continuous Service.
     6.6 Re-load Options. Without in any way limiting the authority of the Committee to make or not to make grants of Stock Options hereunder, the Committee shall have the authority (but not an obligation) to include as part of any Stock Option a provision entitling the Participant to a further Stock Option (a “Re-Load Option”) in the event the Participant exercises the original Stock Option, in whole or in part, by surrendering other shares of Common Stock in accordance with this Plan and the terms and conditions of the Stock Option agreement. Any such Re-Load Option shall (i) provide for a number of shares of Common Stock equal to the number of shares of Common Stock surrendered as part or all of the exercise price of such Stock Option; (ii) have an expiration date which is the same as the expiration date of the Stock Option the exercise of which gave rise to such Re-Load Option; and (iii) have an exercise price fixed by the Committee, but in no event shall the exercise price be less than the par value of the Common Stock. Notwithstanding the foregoing, a Re-Load Option shall be subject to the same exercise price and term provisions heretofore described for Stock Options under the Plan.
     Any such Re-Load Option may be an Incentive Stock Option or a Non-Qualified Stock Option, as the Committee may designate at the time of the grant of the original Stock Option; provided, however, the designation of any Re-Load Option as an Incentive Stock Option shall be subject to the $100,000 annual limitation on the exercisability of Incentive Stock Options described in Section 6.7 and in Section 422(d) of the Code. Furthermore, any Re-Load Option designated as an Incentive Stock Option shall have an exercise price which is equal to 100 percent of the Fair Market Value of the Common Stock subject to the Re-Load Option on the date of exercise of the original Stock Option. There shall be no Re-Load Options on a Re-Load Option. Any such Re-Load Option shall be subject to the availability of sufficient shares of Common Stock under Section 4.1 and the limitation on the grants of Stock Options under Section 4.3 and shall be subject to such other terms and conditions as the Committee may determine which are not inconsistent with the express provisions of the Plan regarding the terms of Stock Options.
     6.7 Special Incentive Stock Option Rules. Notwithstanding the foregoing, in the case of an Incentive Stock Option, each option agreement shall contain such other terms, conditions and provisions as the Committee determines necessary or desirable in order to qualify such Stock Option as an Incentive Stock Option under the Code including, without limitation, the following:
     (i) To the extent that the aggregate Fair Market Value (determined as of the time the option is granted) of the Common Stock, with respect to which Incentive Stock Options granted under this Plan (and all other plans of the Company and its Subsidiaries) become exercisable for the first time by any person in any calendar year, exceeds $100,000, such options shall be treated as Non-Qualified Stock Options; and
     (ii) No Incentive Stock Option shall be granted to any employee if, at the time the Incentive Stock Option is granted, the employee (by reason of the attribution rules applicable under Section 424(d) of the Code) owns more than 10 percent of the combined voting power of all classes of stock of the Company or any Parent or Subsidiary unless at the time such Incentive Stock Option is granted the option price is at least 110 percent of the Fair Market Value (determined as of the time the Incentive Stock Option is granted) of the shares of Common Stock subject to the Incentive Stock Option and such Incentive Stock Option by its terms is not exercisable after the expiration of five years from the date of grant.
     If an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Stock Option shall thereafter be treated as a Non-Qualified Stock Option.
     SECTION 7. Stock Appreciation Rights. Stock Appreciation Rights entitle Participants to increases in the Fair Market Value of shares of Common Stock. The terms and conditions of each Stock Appreciation Right granted under the Plan shall be specified by the Committee, in its sole discretion, and shall be set forth in a written agreement between the Company and the Participant in such form as the Committee shall approve from time to time. The agreements shall contain in substance the following terms and conditions and may contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable:

     7.1 Award. Stock Appreciation Rights shall entitle the Participant, subject to such terms and conditions determined by the Committee, to receive upon exercise thereof an award equal to all or a portion of the excess of: (i) the Fair Market Value of a specified number of shares of Common Stock at the time of exercise, over (ii) a specified price which shall not be less than 100 percent of the Fair Market Value of the Common Stock at the time the right is granted or, if connected with a previously issued Stock Option, not less than 100 percent of the Fair Market Value of the Common Stock at the time such Stock Option was granted. Such amount may be paid by the Company in cash, Common Stock (valued at its then Fair Market Value) or any combination thereof, as the Committee may determine. Stock Appreciation Rights may be, but are not required to be, granted in connection with a previously or contemporaneously granted Stock Option. In the event of the exercise of a Stock Appreciation Right, the number of shares reserved for issuance hereunder shall be reduced by the number of shares covered by the Stock Appreciation Right.
     7.2 Term. Each agreement shall state the period or periods of time within which the Stock Appreciation Right may be exercised, in whole or in part, subject to such terms and conditions prescribed for such purpose by the Committee provided that no Stock Appreciation Right shall be exercisable prior to six months nor after ten years from the date of grant thereof. The Committee shall have the power to permit an acceleration of previously established exercise terms, subject to the requirements set forth herein, upon such circumstances and subject to such terms and conditions as the Committee deems appropriate.
     7.3 Rights upon Termination of Continuous Service or Change of Control. Unless otherwise determined by the Committee and set forth in the Stock Appreciation Right agreement, in the event that a Participant’s Continuous Service terminates for any reason, other than death, Retirement, Disability or for Cause, any rights of the Participant under any Stock Appreciation Right shall immediately terminate; provided, however, that the Participant (or any successor or legal representative) shall have the right to exercise the Stock Appreciation Right (to the extent that the Stock Appreciation Right was exercisable at the time of termination) within a period equal to the lesser of (i) three (3) months after the effective date of such termination of Continuous Service, and (ii) the remainder of term set forth in the Stock Appreciation Right.
     Unless otherwise determined by the Committee and set forth in the Stock Appreciation Right agreement, in the event that a Participant’s Continuous Service terminates for Cause, the Participant (or any successor or legal representative) shall not have any rights under any Stock Appreciation Right, and the Company shall not be obligated to pay or deliver any cash, Common Stock or any combination thereof (or have any other obligation or liability) under any Stock Appreciation Right. The Committee shall determine in its sole discretion whether the Participant’s Continuous Service shall have been terminated for Cause. In the event of such determination, the Participant (or any successor or legal representative) shall have no right under any Stock Appreciation Right to purchase any shares of Common Stock regardless of whether the Participant (or any successor or legal representative) shall have delivered a notice of exercise prior to the making of such determination. Any Stock Appreciation Right may be terminated entirely by the Committee at the time of or at any time subsequent to the determination by the Committee under this Section 7.3 which has the effect of eliminating the Company’s obligations under such Stock Appreciation Right.
     Unless otherwise determined by the Committee and set forth in the Stock Appreciation Right agreement, in the event that a Participant’s Continuous Service terminates due to a Participant’s Retirement prior to the expiration of the Stock Appreciation Right and without the Participant’s having fully exercised the Stock Appreciation Right, the Stock Appreciation Right shall be deemed to be fully exercisable, and the Participant or his successor or legal representative shall have the right to exercise the Stock Appreciation Right within a period of three (3) months following such Retirement.
     Unless otherwise determined by the Committee and set forth in the Stock Appreciation Right agreement, in the event that a Participant’s Continuous Service terminates due to a Participant’s Disability prior to the expiration of the Stock Appreciation Right and without the Participant’s having fully exercised the Stock Appreciation Right, the Stock Appreciation Right shall be deemed to be exercisable as the Committee, in it’s sole discretion, may determine, and the Participant or his successor or legal representative shall have the right to exercise the Stock Appreciation Right within the period determined by the Committee.
     Unless otherwise determined by the Committee and set forth in the Stock Appreciation Right agreement, in the event that a Participant’s Continuous Service terminates due to a Participant’s death prior to the expiration of the Stock Appreciation Right and without the Participant’s having fully exercised the Stock Appreciation Right, the Stock Appreciation Right shall be deemed to be fully exercisable, and the Participant’s successor or legal representative shall have the right to exercise the Stock Appreciation Right within a period of twelve (12) months following the Participant’s death.

     Unless otherwise determined by the Committee and set forth in the Stock Appreciation Right agreement, in the event of a Change of Control prior to the date a Participant’s Continuous Service terminates, each outstanding Stock Appreciation Right granted to such Participant shall be assumed or an equivalent Stock Appreciation Right substituted by the successor corporation (or a parent or subsidiary of the successor corporation). In the event that the successor corporation (or a parent or subsidiary of the successor corporation) refuses to assume or substitute for each Stock Appreciation Right, each Stock Appreciation Right shall continue to vest and be exercisable in accordance with the terms and conditions of each such Stock Appreciation Right. Notwithstanding any provision of this Plan to the contrary, in the event that any Participant who is an officer of the Company or a Subsidiary has his or her Continuous Service terminated by reason of a Constructive Discharge, each unexercised Stock Appreciation Right granted to such Participant shall immediately become 100% vested and exercisable as of the date of the termination of such Participant’s Continuous Service.
     SECTION 8. Performance Unit Awards. Performance Unit Awards under the Plan shall entitle Participants to future payments based upon the achievement of preestablished long-term performance objectives. The terms and conditions of each Performance Unit Award granted under the Plan shall be specified by the Committee, in its sole discretion, and shall be set forth in a written agreement between the Company and the Participant in such form as the Committee shall approve from time to time. The agreements shall contain in substance the following terms and conditions and may contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable:
     8.1 Performance Period. The Committee shall establish with respect to each Performance Unit Award a performance period as determined by the Committee in its discretion.
     8.2 Unit Value. The Committee shall establish with respect to each Performance Unit Award a value for each unit which shall not thereafter change or which may vary thereafter on the basis of criteria specified by the Committee.
     8.3 Performance Targets. The Committee shall establish with respect to each Performance Unit Award maximum and minimum performance targets to be achieved during the applicable performance period. The achievement of maximum targets shall entitle a Participant to payment with respect to the full value of a Performance Unit Award. The achievement of less than the maximum targets, but in excess of the minimum targets, shall entitle a Participant to payment with respect to a portion of a Performance Unit Award according to the level of achievement of targets as specified by the Committee. To the extent the Committee deems necessary or appropriate to protect against the loss of deductibility pursuant to Section 162(m) of the Code, such targets shall be established in conformity with the requirements of Section 162(m) of the Code.
     8.4 Performance Measures. Performance targets established by the Committee shall relate to corporate, division, subsidiary, group or unit performance and may be established in terms of growth in gross revenue, earnings per share, or ratios of earnings to equity or assets, net profits, stock price, market share, sales or costs or, with respect to Participants not subject to Section 162(m) of the Code, such other measures or standards determined by the Committee in its discretion. Multiple targets may be used and may have the same or different weighting, and they may relate to absolute performance or relative performance measured against other companies or businesses.
     8.5 Adjustments. At any time prior to payment of a Performance Unit Award, the Committee may adjust previously established performance targets or other terms and conditions, including the Company’s or other company’s financial performance, for Plan purposes, in order to reduce or eliminate, but not to increase, the payment with respect to a Performance Unit Award that would otherwise be due upon attainment of a preestablished performance objective. Such adjustments shall be made to reflect major unforeseen events such as changes in laws, regulations or accounting practices, mergers, acquisitions or divestitures or other extraordinary, unusual or nonrecurring items or events.
     8.6 Payment of Performance Unit Awards. Following the conclusion of each performance period, the Committee shall determine the extent to which performance targets have been attained, and any other terms and conditions satisfied, for such period. The Committee shall determine what, if any, payment is due on the Performance Unit Award and whether such payment shall be made in cash, Common Stock or a combination thereof. Payment shall be made in a lump sum or installments, as determined by the

Committee, commencing as promptly as practicable following the end of the performance period unless deferred subject to such terms and conditions and in such form as may be prescribed by the Committee.
     8.7 Termination of Continuous Service or Change of Control. In the event that a Participant’s Continuous Service terminates for any reason, other than death or Disability, any rights of the Participant or his successor or legal representative under any Performance Unit Award shall immediately terminate.
     In the event that a Participant’s Continuous Service terminates because such Participant dies or suffers a Disability, or in the event of a Change of Control prior to the date a Participant’s Continuous Service terminates, the Committee may, in its sole discretion, pay to the Participant or his successor or legal representative all or any portion of any Performance Unit Award to the extent earned under the applicable performance targets regardless of whether the applicable performance period has ended, pursuant to such terms as the Committee in its sole discretion shall determine.
     SECTION 9. Restricted Stock Awards. Restricted Stock Awards shall consist of shares of Common Stock restricted against transfer (“Restricted Stock”), subject to a substantial risk of forfeiture and other terms and conditions intended to further the purpose of the Plan. The terms and conditions of each Restricted Stock Award granted under the Plan shall be specified by the Committee, in its sole discretion, and shall be set forth in a written agreement between the Company and the Participant in such form as the Committee shall approve from time to time. The agreements shall contain in substance the following terms and conditions and may contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable:
     9.1 Restriction Period. Restricted Stock Awards shall be subject to the above-described restrictions over such period as the Committee determines. To the extent the Committee deems necessary or appropriate to protect against loss of deductibility pursuant to Section 162(m) of the Code, Restricted Stock Awards to certain Participants may also be subject to certain conditions with respect to attainment of one or more preestablished performance objectives which shall relate to corporate, subsidiary, division, group or unit performance in terms of growth in gross revenue, earnings per share or ratios of earnings to equity or assets; provided that such objectives may be adjusted to reduce or eliminate, but not to increase, an award in order to take into account unforeseen events or changes in circumstances.
     9.2 Restriction upon Transfer. Shares awarded, and the right to vote such shares and to receive dividends thereon, may not be sold, assigned, transferred, exchanged, pledged, hypothecated or otherwise encumbered, except as herein provided or as provided in any agreement entered into between the Company and a Participant in connection with the Plan, during the restriction period applicable to such shares. Notwithstanding the foregoing, and except as otherwise provided in the Plan, the Participant shall have all the other rights of a stockholder including, but not limited to, the right to receive dividends and the right to vote such shares.
     9.3 Certificates. Each certificate issued in respect of shares awarded to a Participant shall be registered in the name of the Participant and deposited with the Company, or its designee, and shall bear the following legend:
“This certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture provisions and restrictions against transfer) contained in the Millennium Cell Inc. 2000 Stock Option Plan and a Restricted Stock Award Agreement entered into between the registered owner and Millennium Cell Inc. Release from such terms and conditions shall be obtained only in accordance with the provisions of the Plan and Agreement, a copy of each of which is on file in the office of the Secretary of Millennium Cell Inc.”
Each Participant, as a condition of any Restricted Stock Award, shall have delivered a stock power, endorsed in blank, relating to the Common Stock covered by such award.
     9.4 Lapse of Restrictions. Except for preestablished performance objectives established with respect to awards to Participants subject to Section 162(m) of the Code, the Committee may, in its sole discretion, provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions in whole or in part based on such factors and such circumstances as the Committee may determine. Upon the lapse of such restrictions, shares of Common Stock, free of the restrictive legend set forth in

Section 9.3 above, shall be issued to the Participant or his legal representative. The Committee shall have the power to permit, in its discretion, an acceleration of the expiration of the applicable restrictions period with respect to any part or all of the shares awarded to a Participant, except, with respect to Participants subject to Section 162(m) of the Code, to the extent such acceleration would result in the loss of the deductibility of an award to the Company.
     9.5 Termination of Continuous Service or Change of Control. Unless otherwise determined by the Committee and set forth in the Restricted Stock agreement, in the event that a Participant’s Continuous Service terminates for any reason, other than death or Disability, any rights of the Participant or his successors or legal representatives under any Restricted Stock Award that remains subject to restrictions shall immediately terminate and any Restricted Stock Award with unlapsed restrictions shall be forfeited to the Company without payment of any consideration.
     Unless otherwise determined by the Committee and set forth in the Restricted Stock agreement, in the event that a Participant’s Continuous Service terminates because such Participant dies or suffers a Disability, all remaining shares of a Restricted Stock Award shall no longer be subject to any unlapsed restrictions.
     Unless otherwise determined by the Committee and set forth in the Restricted Stock agreement, in the event of a Change of Control prior to the date a Participant’s Continuous Service terminates, each share of a Restricted Stock Award granted to such Participant shall be assumed or an equivalent Restricted Stock Award substituted by the successor corporation (or a parent or subsidiary of the successor corporation). In the event that the successor corporation (or a parent or subsidiary of the successor corporation) refuses to assume or substitute for each Restricted Stock Award, each Restricted Stock Award shall continue to vest and be exercisable in accordance with the terms and conditions of each such Restricted Stock Award. Notwithstanding any provision of this Plan to the contrary, in the event that any Participant who is an officer of the Company or a Subsidiary has his or her Continuous Service terminated by reason of a Constructive Discharge, each Restricted Stock Award granted to such Participant shall immediately become 100% vested and the Common Stock subject to the Restricted Stock Award shall be fully vested Common Stock as of the date of the termination of such Participant’s Continuous Service.
     SECTION 10. Stock Bonus Awards. The Committee may, in its sole discretion, grant a Stock Bonus Award based upon corporate, division, subsidiary, group or unit performance in terms of growth in gross revenue, earnings per share or ratios of earnings to equity or assets or, with respect to Participants not subject to Section 162(m) of the Code, such other measures or standards determined by the Committee in its discretion; provided, that such performance objectives may be adjusted to reduce or eliminate but not to increase an award in order to take into account unforeseen events or changes in circumstances.
     The terms and conditions of each Stock Bonus Award granted under the Plan shall be specified by the Committee, in its sole discretion, and shall be set forth in a written agreement between the Company and the Participant in such form as the Committee shall approve from time to time. In addition to any applicable performance goals, shares of Common Stock subject to a Stock Bonus Award may be: (i) subject to additional restrictions (including, without limitation, restrictions on transfer), or (ii) granted directly to a person free of any restrictions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable.
     SECTION 11. Loans. The Committee may, in its sole discretion and to further the purpose of the Plan, provide for loans to persons in connection with all or any part of an award under the Plan. Any loan made pursuant to this Section 11 shall be evidenced by a loan agreement, promissory note or other instruments in such form and which shall contain such terms and conditions (including, without limitation, provisions for interest, payment, schedules, collateral, forgiveness, acceleration of such loans or parts thereof or acceleration in the event of termination) as the Committee shall prescribe from time to time. Notwithstanding the foregoing, each loan shall comply with all applicable laws, regulations and rules of the Board of Governors of the Federal Reserve System and any other governmental agency having jurisdiction.
     SECTION 12. Securities Law Requirements. No shares of Common Stock shall be issued upon the exercise or payment of any Award unless and until:
     (i) The shares of Common Stock underlying the Award have been registered under the Securities Act of 1933, as amended (the “Act”), or the Company has determined that an exemption from the registration requirements under the Act is available or the registration requirements of the Act do not apply to such exercise or payment;
     (ii) The Company has determined that all applicable listing requirements of any stock exchange or quotation system on which the shares of Common Stock are listed have been satisfied; and
     (iii) The Company has determined that any other applicable provision of state or Federal law, including without limitation applicable state securities laws, has been satisfied.
     SECTION 13. Restrictions on Transfer; Representations of Participant; Legends.
     The Committee in its sole discretion may restrict the transferability of shares until the Common Stock is listed on any United States securities exchange or traded on NASDAQ or an over-the-counter quotation system in the United States.
     Regardless of whether the offering and sale of shares of Common Stock has been registered under the Securities Act or has been registered or qualified under the securities laws of any state, the Company may impose restrictions upon the sale, pledge, or other transfer of such shares, including the placement of appropriate legends on stock certificates, if, in the judgment of the Company and its counsel, such restrictions are necessary or desirable in order to achieve compliance with the provisions of the Securities Act, the securities laws of any state, or any other law. As a condition to the Participant’s receipt of shares, the Company may require the Participant to represent that such shares are being acquired for investment, and not with a view to the sale or distribution thereof, except in compliance with the Securities Act, and to make other representations as are deemed necessary or appropriate by the Company and its counsel. Stock certificates evidencing shares acquired pursuant to an unregistered transaction to which the Securities Act applies shall bear a restrictive legend substantially in the following form and such other restrictive legends as are required or deemed advisable under the Plan or the provisions of any applicable law:
“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR QUALIFIED UNDER THE SECURITIES LAWS OF ANY STATE. THESE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO OR FOR SALE IN CONNECTION WITH ANY DISTRIBUTION THEREOF, AND MAY NOT BE SOLD, MORTGAGED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION UNDER THE ACT AND QUALIFICATION UNDER ANY APPLICABLE STATE SECURITIES LAWS, OR WITHOUT AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION OR QUALIFICATION IS NOT REQUIRED.”
     The Company shall also place legends on stock certificates representing its right of repurchase under Section 14 hereof and the right of first refusal under Section 15 hereof. Any determination by the Company and its counsel in connection with any of the matters set forth in this Section 13 shall be conclusive and binding on all persons.
     The Company may, but shall not be obligated to, register or qualify the sale of shares under the Securities Act or any other applicable law.
     SECTION 14. Right of Repurchase.
     14.1 Repurchase Right. At the Committee’s discretion, shares of Common Stock issued to a Participant under this Plan may be subject to a right, but not an obligation, of repurchase by the Company (the “Right of Repurchase”), at the price specified in Section 14.2 below, if the Participant’s Continuous Service terminates for any reason (“Employment Termination”). Shares issued by the Company shall be transferable only by the Participant subject to the Right of Repurchase, and the Company shall legend the Right of Repurchase on the stock certificates evidencing such shares and shall take such other steps as it deems necessary to ensure compliance with this restriction. The Company’s rights under this Section 14.1 shall be freely assignable, in whole or in part.
     14.2 Repurchase Price. The price per share at which the Company may exercise the Right of Repurchase under Section 14.1 (the “Repurchase Price”) shall be:

     (a) the lower of: (i) the exercise price of each share as paid by the Participant (in the case of a Stock Option), or (ii) the Fair Market Value of each share at the later of the date of the Participant’s Employment Termination or the date of issuance of such share to the Participant (provided, the Company’s ability to exercise the Right of Repurchase at the exercise price of each share as paid by the Participant shall only apply to unvested shares issued upon early exercise of the nonvested portion of the Participant’s Stock Option and shall lapse at a rate that will result in the same vesting as if early exercise of the nonvested portion of the Participant’s Stock Option had not occurred); or
     (b) such other price as the Committee in its sole discretion shall determine in accordance with applicable state Blue Sky or other laws.
     14.3 Repurchase Procedure. The Company may exercise its Right of Repurchase by sending a written notice to the Participant or his or her successor or legal representative and to the escrow agent, if any, of its taking such action and specifying the number of shares being repurchased. The Company’s Right of Repurchase with respect to vested shares at their Fair Market Value as provided in clause (a)(ii) of Section 14.2 above shall terminate if not exercised by written notice from the Company to the Participant or his or her successor or legal representative within thirty (30) days of the effective date of the Employment Termination. If the Company exercises its Right of Repurchase, within ninety (90) days of the effective date of the Participant’s Employment Termination (or, in the case of Common Stock issued upon exercise of the Stock Option after the effective date of the Participant’s Employment Termination, within ninety (90) days after the date of exercise), the Participant, or his or her successor or legal representative, or if applicable, the escrow agent, shall deliver to the Company every stock certificate representing the shares being repurchased, together with appropriate assignments separate from certificates, and the Company shall then promptly pay the total Repurchase Price in cash to the Participant, or if applicable, to the escrow agent, for delivery to the Participant.
     14.4 Escrow. To facilitate the consummation of the Company’s Right of Repurchase under this Section 14, at the request of the Committee, the Participant and the Company shall execute joint escrow instructions and the Participant shall deliver and deposit with the escrow agent named in the joint escrow instructions two “Assignments Separate from Certificate”, together with all certificates evidencing the shares of Common Stock issued to the Participant pursuant to the Plan, duly endorsed in blank. The escrow agent shall hold such documents and deliver the same to the Company pursuant to the joint escrow instructions and in accordance with the terms of this Section 14, as applicable.
     14.5 Binding Effect. The Company’s Right of Repurchase shall inure to the benefit of its successors and assigns and shall be binding upon any representative, executor, administrator, heir, or legatee of the Participant.
     14.6 Termination of Right of Repurchase. Notwithstanding any other provision of this Section 14, in the event that the Common Stock is listed on any United States securities exchange or traded on any formal over-the-counter market in general use in the United States at the time the Participant would otherwise be required to transfer his or her vested shares to the Company at not less than the Fair Market Value thereof as provided in clause (a)(ii) of Section 14.2 above, the Company shall no longer have the Right of Repurchase with respect to such vested shares, and the Participant shall have no obligations to comply with this Section 14 with respect to such vested shares. The Company’s Right of Repurchase at the exercise price of each unvested share issued upon early exercise of the nonvested portion of a Participant’s Stock Option as provided in clause (a)(i) of Section 14.2 above shall not expire but shall continue in full force and effect on and after the date the Common Stock becomes publicly traded.
     SECTION 15. Right of First Refusal.
     15.1 Right of First Refusal. At the Committee’s discretion, shares issued to a Participant under this Plan may be subject to a requirement that if the Participant proposes to sell, pledge, or otherwise transfer any such shares or any interest in such shares, to any person or entity, the Company shall have a right of first refusal (the “Right of First Refusal”) with respect to such shares. Any Participant desiring to transfer shares subject to the Right of First Refusal shall give a written notice (the “Transfer Notice”) to the Company describing fully the proposed transfer, including the number of shares proposed to be transferred, the proposed transfer price, and the name and address of the proposed transferee. The Transfer Notice shall be signed both by the Participant and by the proposed transferee and must constitute a binding commitment of both parties to the transfer of the shares. The Company shall have the right to purchase all (but not less than all) the shares subject to the Transfer Notice on the terms of the proposal referred to in the

Transfer Notice, subject to any change in such terms permitted under Section 15.2 hereof, by delivery of a notice of exercise of the Right of First Refusal within thirty (30) days after the date the Transfer Notice is received by the Company. The Company’s rights under this Section 15.1 shall be freely assignable, in whole or in part.
     15.2 Transfer of Shares. If the Company fails to exercise the Right of First Refusal within thirty (30) days after the date on which it receives the Transfer Notice, the Participant may, not later than six (6) months following receipt of the Transfer Notice by the Company, consummate a transfer of the shares subject to the Transfer Notice on the terms and conditions described in the Transfer Notice, subject to restrictions on the transfer of such shares imposed pursuant to Section 13. Any proposed transfer on terms and conditions different from those described in the Transfer Notice, as well as any subsequent proposed transfer by the Participant, shall again be subject to the Right of First Refusal and shall again require compliance with the procedure described in Section 15.1. If the Company exercises its Right of First Refusal, the Participant shall immediately endorse and deliver to the Company every stock certificate representing the shares being purchased, and the Company shall then promptly pay the purchase price in accordance with the terms set forth in the Transfer Notice.
     15.3 Repurchase Payment. The amount payable to a Participant pursuant to the Company’s exercise of the Right of First Refusal shall be paid to the Participant in accordance with the terms and conditions of the Transfer Notice or may, at the election of the Company, be paid in full in cash.
     15.4 Binding Effect. The Company’s Right of First Refusal shall inure to the benefit of its successors and assigns and shall be binding upon any transferee of the shares, other than a transferee acquiring shares in a transaction with respect to which the Company failed to exercise its Right of First Refusal (a “Free Transferee”) or a transferee of a Free Transferee.
     15.5 Termination of Right of First Refusal. Notwithstanding any other provision of this Section 15, if the Common Stock is listed on any United States securities exchange or traded on any formal over-the-counter market in general use in the United States at the time the Participant desires to transfer his or her shares, the Company shall no longer have the Right of First Refusal, and the Participant shall have no obligation to comply with this Section 15.
     SECTION 16. Single or Multiple Agreements. Multiple forms of awards or combinations thereof may be evidenced by a single agreement or multiple agreements, as determined by the Committee.
     SECTION 17. Rights of a Stockholder. The recipient of any award under the Plan, unless otherwise provided by the Plan, shall have no rights as a stockholder with respect thereto unless and until certificates for shares of Common Stock are issued to him.
     SECTION 18. No Right to Continue Employment or Service. Nothing in the Plan or any instrument executed or award granted pursuant thereto shall confer upon any Participant any right to continue to serve the Company or any Subsidiary in the capacity in effect at the time the award was granted or shall affect the right of the Company or any Subsidiary to terminate (i) the employment of an employee with or without notice and with or without cause, (ii) the service of a consultant or adviser pursuant to the terms of such consultant’s or adviser’s agreement with the Company or any Subsidiary or (iii) the service of a director pursuant to the Bylaws of the Company or any Subsidiary and any applicable provisions of the corporate law of the state in which the Company or any Subsidiary is incorporated, as the case may be.
     SECTION 19. Withholding. The Company’s obligation to (i) deliver shares of Common Stock or pay cash upon the exercise of any Non-Qualified Stock Option or any Stock Appreciation Right granted under the Plan, (ii) deliver shares of Common Stock or pay cash in payment of any Performance Unit Award, (iii) deliver stock certificates upon the vesting of any award of Restricted Stock Award, and (iv) deliver shares of Common Stock upon the grant of any Stock Bonus Award shall be subject to the minimum statutory withholding requirements under applicable foreign, federal, state and local law. Foreign, federal, state and local withholding tax due under the terms of the Plan may be paid in cash or shares of Common Stock (either through the surrender of previously held shares of Common Stock or the withholding of shares of Common Stock otherwise issuable upon the exercise or payment of such award) having a Fair Market Value equal to the required withholding and upon such other terms and conditions as the Committee shall determine; provided, however, the Committee, in its sole discretion, may require that such taxes be paid in cash; and provided, further, any election by a Participant subject to Section 16(b) of the Exchange Act to pay his withholding tax in shares of Common Stock shall be subject to and must comply with Rule 16b-3(e) of the Exchange Act.
     SECTION 20. Indemnification. No member of the Board or the Committee, nor any officer or employee of the Company or a Subsidiary acting on behalf of the Board or the Committee, shall be personally liable for any action, determination or interpretation taken or made in good faith with respect to the Plan, and all members of the Board or the Committee and each and any officer or employee of the Company or any Subsidiary acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.
     SECTION 21. Non-Assignability. No award under the Plan shall be assignable or transferable by the recipient thereof except by will, by the laws of descent and distribution and by such other means as the Committee may approve from time to time. However, the Participant, with the approval of the Committee, may transfer a Stock Option (other than an Incentive Stock Option) for no consideration to or for the benefit of the Participant’s Immediate Family (including without limitation, to a trust for the benefit of a Participant’s Immediate Family or to a partnership or limited liability company for one or more members of the Participant’s Immediate Family), subject to such limits as the Committee may establish, and the transferee shall remain subject to all the terms and conditions applicable to the Stock Option prior to such transfer. The foregoing right to transfer the Stock Option shall apply to the right to consent to amendments to Plan and, in the discretion of the Committee, shall also apply the right to transfer ancillary rights associated with the Stock Option.
     SECTION 22. Nonuniform Determinations. The Committee’s determinations under the Plan (including without limitation determinations of the persons to receive awards, the form, amount and timing of such awards, the terms and provisions of such awards and the agreements evidencing same, and the establishment of values and performance targets) need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, awards under the Plan, whether or not such persons are similarly situated.
     SECTION 23. Adjustments. In the event of any change in the outstanding shares of Common Stock, without the receipt of consideration by the Company, by reason of a stock dividend, stock split, reverse stock split or distribution, recapitalization, merger, reorganization, reclassification, consolidation, split-up, spin-off, combination of shares, exchange of shares or other change in corporate structure affecting the Common Stock and not involving the receipt of consideration by the Company, the Committee shall make appropriate adjustments in (a) the aggregate number of shares of Common Stock (i) reserved for issuance under the Plan, (ii) for which grants or awards may be made to any Participant and (iii) covered by outstanding awards and grants denominated in shares or units of Common Stock, (b) the exercise or other applicable price related to outstanding awards or grants and (c) the appropriate Fair Market Value and other price determinations relevant to outstanding awards or grants and shall make such other adjustments as may be appropriate under the circumstances; provided, that the number of shares subject to any award or grant always shall be a whole number.
     SECTION 24. Termination and Amendment. The Board may terminate or amend the Plan or any portion thereof at any time, including but not limited to amendments to the Plan necessary to comply with the requirements of Section 16(b) of the Exchange Act or to correct any defect or supply an omission or reconcile any inconsistency in the Plan or any award granted hereunder, without approval of the shareholders of the Company, unless shareholder approval is required by Rule 16b-3 of the Exchange Act, applicable stock exchange or NASDAQ or other quotation system rules, or applicable Code provisions. No amendment, termination or modification of the Plan shall affect any award theretofore granted in any material adverse way without the consent of the recipient.
     SECTION 25. Severability. With respect to Participants subject to Section 16 of the Exchange Act, (i) the Plan is intended to comply with all applicable conditions of Rule 16b-3 or its successors, (ii) all transactions involving Participants who are subject to Section 16(b) of the Exchange Act are subject to such conditions, regardless of whether the conditions are expressly set forth in the Plan, and (iii) any provision of the Plan that is contrary to a condition of Rule 16b-3 shall not apply to Participants who are subject to Section 16(b) of the Exchange Act. If any of the terms or provisions of this Plan, or awards made under this Plan, conflict with the requirements of Section 162(m) or Section 422 of the Code with respect to awards subject to or governed by Section 162(m) or Section 422 of the Code, then such terms or provisions shall be deemed inoperative to the extent they so conflict with the requirements of Section 162(m) or Section 422 of the Code. With respect to an Incentive Stock Option, if this Plan does not contain any provision required to be included herein under Section 422 of the Code (as the same shall be amended from time to time), such provision shall be deemed to be incorporated herein with the same force and effect as if such provision had been set out herein.

     SECTION 26. Effect on Other Plans. Participation in this Plan shall not affect an employee’s eligibility to participate in any other benefit or incentive plan of the Company or any Subsidiary and any awards made pursuant to this Plan shall not be used in determining the benefits provided under any other plan of the Company or any Subsidiary unless specifically provided.
     SECTION 27. Effective Date of the Plan. The Plan shall become effective as determined by the Board, but no Stock Option shall be exercised and no other awards shall be granted unless and until the Plan has been approved by the shareholders of the Company, which approval shall be within twelve (12) months before or after the date the Plan is adopted by the Board.
     SECTION 28. Governing Law. This Plan and all agreements executed in connection with the Plan shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to its conflicts of law doctrine.
     SECTION 29. Gender and Number. Words denoting the masculine gender shall include the feminine gender, and words denoting the feminine gender shall include the masculine gender. Words in the plural shall include the singular, and the singular shall include the plural.
     SECTION 30. Acceleration of Exercisability and Vesting. The Committee shall have the power to accelerate the time at which an award may first be exercised or the time during which an award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the award stating the time at which it may first be exercised or the time during which it will vest.
     SECTION 31. Modification of Awards. Within the limitations of the Plan and subject to Section 23, the Committee may modify outstanding awards or accept the cancellation of outstanding awards for the granting of new awards in substitution therefor. Notwithstanding the preceding sentence, except for any adjustment described in Section 23, no modification of an award shall, without the consent of the Participant, alter or impair any rights or obligations under any award previously granted under the Plan in any material adverse way without the affected Participant’s consent.
     SECTION 32. No Strict Construction. No rule of strict construction shall be applied against the Company, the Committee, or any other person in the interpretation of any of the terms of the Plan, any agreement executed in connection with the Plan, any award granted under the Plan, or any rule, regulation or procedure established by the Committee.
     SECTION 33. Successors. This Plan is binding on and will inure to the benefit of any successor to the Company, whether by way of merger, consolidation, purchase, or otherwise.
     SECTION 34. Plan Provisions Control. The terms of the Plan govern all awards granted under the Plan, and in no event will the Committee have the power to grant any award under the Plan which is contrary to any of the provisions of the Plan. In the event any provision of any award granted under the Plan shall conflict with any term in the Plan as constituted on the grant date of such award, the term in the Plan as constituted on the grant date of such award shall control.
     SECTION 35. Headings. The headings used in the Plan are for convenience only, do not constitute a part of the Plan, and shall not be deemed to limit, characterize, or affect in any way any provisions of the Plan, and all provisions of the Plan shall be construed as if no captions had been used in the Plan.